AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 2004

REGISTRATION NO. 333-102555

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                        POST-EFFECTIVE / AMENDMENT NO.3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               INVICTA GROUP INC.
                 (Name of Small Business Issuer in Its Charter)

            Nevada                        4700               91-2051923
(State or Other Jurisdiction of    (Primary Standard       (I.R.S. Employer
 Incorporation or Organization)        Industrial         Identification No.)
                                  Classification Number)

                         9553 Harding Avenue, Suite 301
                              Miami Beach, FL 33154
                                 (305) 866-6525
          (Address and Telephone Number of Principal Executive Offices)

                          William G. Forhan, President
                         9553 Harding Avenue, Suite 301
                              Miami Beach, FL 33154
                                 (305) 866-6525
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all communications to:
                             The Business Law Group
                            455 S. Orange Ave., 5-500
                             Orlando, Florida 34242
                                 (407) 992-1101

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]


                        CALCULATION OF REGISTRATION FEE


                     Proposed       Proposed
Title of Each        Maximum        Maximum           Aggregate     Amount of
Class of Securities  Amount to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Security(1)   Price(1)      Fee
-------------------  ------------   ---------------   ----------    ------------
Common Stock,
par value $.001
per share (2)        12,000,000           $.11        $1,320,000       $150.00
Common Stock
par value $.001
per share (3)         2,715,000           $.21        $  570,150       $ 46.00
-------------------  ------------   ---------------   ----------    ------------
Total                                                                  $196.00


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the proposed public offering price per share of common stock.

(2)  12,000,000  shares  proposed  to  be  offered  by  the  issuer.

(3)  2,715,000  shares  proposed  to  be  offered  by  selling  stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

CROSS REFERENCE TABLE

This table sets forth the location in the prospectus of the information required to be included in the prospectus in response to the items in Form SB-2.



Item of Form SB-2                          Location in Prospectus
-------------------                        ----------------------
Item 1.  Front of registration statement   Outside front cover of prospectus.

Item 2.  Inside front and outside back     Inside front cover and outside
         cover pages of prospectus.        back cover of prospectus and
                                           Additional Information.

Item 3.  Summary information               Risks Related to Invicta Group's
         and risk factors.                 Business.

Item 4.  Use of proceeds.                  Use of Proceeds.

Item 5.  Determination of offering price.  Distribution by Invicta Group.

Item 6.  Dilution.                         Not applicable.

Item 7.  Selling security holders.         Selling Stockholders.

Item 8.  Plan of distribution.             Plan of Distribution.

Item 9.  Legal proceedings.                Invicta Group's Business
                                               -Legal Proceedings.

Item 10. Directors, executive officers,    Invicta Group's Management,
         promoters and control persons     and Principal Stockholders.

Item 11. Security ownership of certain     Principal Stockholders.
         beneficial owners and management.

Item 12. Description of securities.        Information about Invicta Group's
                                           Shares.

Item 13. Interest of named experts and     Interest of Counsel, Experts.
         counsel.

Item 14. Disclosure of Commission          Invicta Group's Management.
         position on indemnification for
         Securities Act liabilities.

Item 15. Organization within last          Information about Invicta Group's
         five years.                       History.

Item 16. Description of business.          Invicta Group's Business.

Item 17. Management's discussion and       Management's Discussion and
         analysis or plan of operation.    Analysis of Results of
                                           Operations, Liquidity and Financial
                                           Condition.

Item 18. Description of property.          Invicta Group's Business
                                              -Description of Property.

Item 19. Certain relationships and         Transactions between Invicta Group
         related transactions.             and its Management.

Item 20. Market for common equity          Market for Shares, Dividends on
         and related stockholder matters.  Common Shares and Related
                                           Stockholder Matters.

Item 21. Executive compensation.           Invicta Group's Management
                                              -Management Compensation.

Item 22. Financial statements.             Financial Statements.

Item 23. Changes In and Disagreements      Not Applicable.
         With Accountants on Accounting
         and Financial Disclosure.


The information in this prospectus is not complete and may be changed. Invicta Group may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 PRELIMINARY PROSPECTUS DATED DECEMBER 16, 2003

                                   PROSPECTUS
                               INVICTA GROUP INC.
                        14,715,000 SHARES OF COMMON STOCK

     Twelve million shares are being offered for sale by Invicta Group at a price of $.11 per share. Assuming all these shares are sold at $.11 per share, Invicta Group would receive gross proceeds of $1,320,000, before underwriting discounts, commissions or concessions, which at the date of this prospectus Invicta Group has no agreement to pay. Assuming the sale of all the shares and underwriting discounts, commissions or concessions of 10 percent of gross proceeds, Invicta Group would recognize net proceeds of $1,188,000. There is no minimum number of shares Invicta Group must sell before any are sold and subscribers' funds will not be place in escrow until a minimum number of shares are sold. Investors' funds will be used immediately upon receipt and acceptance for the purposes described under "Use of Proceeds". Invicta Group intends to continue offering its common stock until all of the shares are sold. There is no assurance as to the number of shares that will be sold or the period of time it will take Invicta Group to sell all the shares, if they can be sold. The offering will terminate 180 days from the date of this prospectus, subject to
                           ---
one extension at the election of Invicta Group not to exceed thirty days, whether or not all of the shares have been sold.

     2,715,000 of the shares are being offered by selling security holders. Selling security holders are expected to offer and sell their shares through their own securities broker-dealers or in private transactions. See, "Plan of Distribution". The selling security holders may sell their shares at market prices or at privately negotiated prices. Assuming all these shares are sold at $.60 per share, the selling security holders, as a group, would receive gross proceeds in the aggregate of $1,629,000, before underwriting discounts, commissions or concessions, which at the date of this prospectus the selling security holders are unable to determine and which can be expected to vary from transaction to transaction and selling security holder to selling security holder. Selling security holders may continue to offer the shares until sold, as long as Invicta Group maintains a current prospectus to cover the sales. Invicta Group will not receive any proceeds from sales of shares by the selling security holders. Selling security holders and brokers effecting transaction in Invicta Group's common stock on their behalf may be deemed to be "underwriters", as defined in the Securities Act of 1933.

     Invicta Group's shares are quoted on the OTC Bulletin Board under the trading symbol of "IVGA".

     The following table sets forth the gross proceeds to be received by the selling security holders, as a group, for the sale of the shares at $.11 per shares, and the net proceeds, assuming an average rate of commissions, concessions and discounts at ten percent of gross proceeds.




Seller            Number of   Price to     Gross       Commissions  Net
                  Shares      Public (1)   Proceeds    (2)          Proceeds
-------           ---------   ----------   --------    -----------  --------

Invicta Group     12,000,000  $.11         $1,320,000  $132,000     $1,188,000

Selling Security   2,715,000  $.60         $1,629,000  $162,900     $1,466,100
Holders
----------------  ---------   ----         ----------  --------     ----------


(1) Invicta Group may sell its shares within a range of ten percent more and less than $.11, provided that it must amend this prospectus in the event it intends to sell any shares outside of that range. Selling security holders are expected to sell their shares at the prevailing market price at the time of sale. The price provided is for illustration only.

(2) Estimated at an average of ten percent. Neither Invicta Group nor any selling security holder has any arrangements or understandings with respect to sales of the shares or the commissions, discounts or concessions securities broker-dealer may charge for transactions in the shares.

      INVESTMENT IN INVICTA GROUP'S SHARES INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 16, 2003

                                TABLE OF CONTENTS

Information about Invicta Group's History                                     5
Summary of the Offering                                                       6
Selected Historical Financial Data                                            7
Risks Related to Invicta Group's Business                                     8
Forward Looking Statements                                                   11
Limitation on Authority to Make Representations and Location of Offering     11
Use of Proceeds                                                              12
Management's Discussion and Analysis of Results of Operations,
  Liquidity and Financial Condition                                          12
Invicta Group's Business                                                     16
Invicta Group's Management                                                   21
Information about the Experience of Invicta Group's Management               22
Executive Compensation                                                       24
Incentive and Non-Qualified Stock Option Plan                                24
Transactions between Invicta Group and its Management                        25
Principal Shareholders                                                       26
Information about Invicta Group's Shares                                     28
Market for Common Stock and Dividend Policy                                  28
Plan of Distribution                                                         29
Selling Stockholders                                                         32
Legal Matters                                                                33
Experts                                                                      33
Where You Can Find Additional Information                                    33
Financial Statements                                                 F-1 - F-18

All dealers effecting transactions in Invicta Group's shares, whether or not they are acting on behalf of Invicta Group, may be required to deliver a copy of this prospectus until __________, 2004 (40 days after the date of this prospectus). Dealers acting on behalf of Invicta Group have an obligation to deliver a copy of this prospectus when acting as an underwriter.

                    INFORMATION ABOUT INVICTA GROUP'S HISTORY

     Invicta Group Inc. was incorporated in Nevada on June 1, 2000 for the purpose of engaging in the travel industry. The founder of Invicta Group is Richard David Scott, who currently is its Chief Operating Officer and a director. Invicta Group did not commence business activities until July 2001. Invicta Group has amended its charter several times to increase its authorized common stock and to authorize preferred stock. Invicta Group has one wholly owned subsidiary, Casino Rated Players, Inc., a Florida corporation. Casino Rated Players was incorporated in Florida on January 27, 2000. The founder of Casino Rated Players is William G. Forhan, who currently is Invicta Group's president and a director. Casino Rated Players commenced its business activities on July 1, 2000. Invicta Group acquired Casino Rated Players from its stockholders on July 15, 2002 in an exchange of stock transaction. The transaction has been accounted for as a reverse merger in which Casino Rated Players is treated as the surviving company for accounting purposes, even though Invicta Group is the surviving company for legal purposes.

          INVICTA GROUP'S ADDRESS, TELEPHONE NUMBER AND WEB SITES ARE:
                         9553 Harding Avenue, Suite 301
                           Miami Beach, Florida 33154
                                 (305) 866-6525
                            www.dontpayfullfare.com
                           www.casinoratedplayers.com

                            SUMMARY OF THE OFFERING

The issuer:                                    Invicta Group Inc.

The sellers:                                   Invicta Group Inc.
                                               Selling Stockholders

Shares offered:
   By Invicta Group-                           12,000,000 shares of common stock
   By Selling security holders-                 2,715,000 shares of common stock

Estimated offering price:
   By Invicta Group-                           $.11 per share
   By selling security holders-                At market

Proceeds to Invicta Group:
     Gross Proceeds -                          $1,320,000
     Estimated Net Proceeds -                  $1,188,000

Proceeds to selling security holders:
     Gross Proceeds -                          $6,480,000
     Estimated Net Proceeds -                  $1,466,100

Plan of Distribution:
     By Invicta Group-                         By its directors
                                               and officers, provided that any
                                               securities broker-dealer may
                                               sell less than ten percent of the
                                               offering on behalf of Invicta
                                               Group.
     By selling security holders-              In the public market through
                                               brokers arranged by individual
                                               selling stockholders or in
                                               negotiated transactions.

Public Market:                                 Invicta Group's shares are
                                               quoted on the OTC Bulletin
                                               Board under the symbol "IVGA".

Shares issued and outstanding:
       Before the offering by Invicta Group -  34,322,200 shares
       After the offering by Invicta Group -   46,322,200 shares

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth selected historical operating data and balance sheet data for the periods ended and at the dates indicated. This selected financial data should be read in conjunction with Invicta Group's financial statements included in this prospectus. Invicta Group acquired Casino Rated Players in a purchase transaction treated as a reverse merger on July 15, 2002. Accordingly, the operating data presented below is the data of Casino Rated Players and does not include operating data of Invicta Group prior to the date of the transaction. For information about Invicta Group's sales and revenues prior to the date of the transaction, see "Management's Discussion and Analysis of Results of Operations, Liquidity and Financial Condition".



STATEMENT OF OPERATIONS DATA:

                                    FOR THE                      FOR THE
                                  YEARS ENDED                9 MONTHS ENDED
                                  DECEMBER 31,                SEPTEMBER 30,
                            --------------------------   -----------------------
                                2001          2002          2002         2003
                            -----------   ------------   ----------   ----------


Total revenues               $  33,315        $8,245     $   9,833    $  14,906
Net (loss)                   $(394,880)    $(540,037)    $(301,425)   $(410,197)
Basic (loss) per share       $  (0.003)      $(0.032)    $   (.010)   $   (.013)
Diluted (loss) per share     $  (0.003)      $(0.032)    $   (.010)   $   (.013)






BALANCE SHEET  DATA:

                                 AT DECEMBER 31,              AT SEPTEMBER 30,
                            -------------------------    ----------------------
                               2001           2002          2002        2003
                            -----------    ----------    ----------  ----------


Current assets               $  35,579     $  44,528     $   2,985   $  23,377
Total assets                 $ 194,015     $ 273,050     $ 244,517   $ 214,099
Current liabilities          $ 802,215     $ 463,922     $ 381,593   $ 758,912
Long-term liabilities,
    net of current portion   $  10,000     $ 223,671     $ 223,671   $ 279,071
Shareholders' equity         $(618,200)    $(414,543)    $(360,747)  $(823,884)
Book value per share         $  (0.033)    $  (0.033)    $   (.010)  $   (.013)
Dividends per share               NONE          NONE          NONE        NONE
Shares used in computing
  (loss) per common share:
    Basic                   12,901,000    31,717,200    13,051,000  31,732,200
    Diluted                 12,901,000    31,717,200    13,051,000  31,732,200


                                  RISK FACTORS

INVICTA GROUP'S LIMITED OPERATING HISTORY WILL MAKE IT DIFFICULT TO EVALUATE AN INVESTMENT IN ITS SHARES.

Invicta Group's; operating history began in July 2001, Casino Rated Players' operating history began in July 2000. Furthermore, Casino Rated Players had essentially no sales during 2002. These limited operating histories make it difficult for you to evaluate Invicta Group's business and its prospects based on prior performance. There is no assurance Invicta Group will be able to develop a successful and profitable business.

INVICTA GROUP'S LACK OF FUNDING FOR CURRENT EXPENSES MAY PREVENT INVICTA GROUP FROM CONTINUING ITS BUSINESS AND PURCHASERS OF ITS COMMON STOCK ARE SUBJECT TO A COMPLETE LOSS OF THEIR INVESTMENT.

Invicta Group is offering twelve million shares for sale to the public at a price of $.11 per share. Invicta Group needs funding from the sale of these shares in order to fund the continuation its operations. Without such funding, purchasers of the shares are at risk of loosing their entire investment. There is no assurance as to when or if Invicta Group will be able to sell its shares during the offering period in an amount sufficient to provide a level of funding that will enable it to remain in business.

INVICTA GROUP'S LOSSES AND ACCUMULATED DEFICIT MAY PREVENT IT FROM SURVIVING AND BECOMING A GOING CONCERN.

For the fiscal years ended December 31, 2001 and 2002 and the nine month period ended September 30, 2003, Invicta Group experienced net losses of $394,880, $539,994 and $ 410,197 respectively. Invicta Group's accumulated deficit on September 30, 2003 was $1,354,938. Invicta Group's operating results for future periods will include significant expenses, including ongoing product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, Invicta Group may be unable to achieve profitability in the future. In the absence of revenues sufficient to pay the costs of operations or alternative financing, of which there is no assurance, it is unlikely that Invicta Group will be able to survive and become a going concern.

INVICTA GROUP IS DEPENDENT UPON THE SALE OF THE SHARES IN THE OFFERING UNDER THIS PROSPECTUS FOR FUNDING TO CONTINUE ITS OPERATIONS AND DEVELOPMENT OF ITS BUSINESS.

At the date of this prospectus, Invicta Group does not have any source of funding for its business plan other than the sale of the shares it is offering under this prospectus. In the event it is unable to sell a sufficient number of those shares to sustain and expand its operations and development of it travel and travel-related products and services, principally its websites, it is likely that it will be necessary for Invicta Group to cease operations.

EARLIER INVESTORS WILL HAVE A GREATER RISK OF LOSS THAN LATER INVESTORS AS A RESULT OF THE UNCERTAINTY AS TO WHETHER INVICTA GROUP WILL SELL ENOUGH SHARES TO FUND ITS BUSINESS PLAN.
8

Invicta Group has been unsuccessful in its attempts to obtain private loans and equity investment to fund the implementation of its business plan. Invicta Group's ability to implement its business plan is entirely dependent upon the sale of the shares it is offering under this prospectus. There is no minimum number of shares required to be sold before Invicta Group begins using the net proceeds in its business. If less than all the shares are sold, Invicta Group will be able to implement only limited portions of its business plan, with the fewer shares sold the less utility the net proceeds will be in supporting Invicta Group's operations. Accordingly, earlier investors will not be able to determine how many shares Invicta Group will ultimately be able to sell or whether they will be sold at a time needed to pay Invicta Group's expenses and development costs when they become due and the earlier investors will have a greater risk of loss.

INVICTA GROUP'S BUSINESS IS VULNERABLE TO CHANGE AND RESTRUCTURING IN THE TRAVEL INDUSTRY, PARTICULARLY IN THE COMPENSATION PAID FOR THIRD-PARTY TICKET SALES AND CONSOLIDATION OF SERVICES.

The airline and travel-services industries are undergoing rapid and widespread changes and restructuring. These changes are, in large part, due to the effects of September 11, 2001. In addition to the consolidation of service providers through acquisitions and cessation of operations, changes in the traditional financial structure of travel marketing have occurred. For example, airlines have ceased their long-standing practice of paying commissions to travel agents. It is likely that additional changes will take place in the way travel-related services are marketed and compensated. These changes may decrease or eliminate Invicta Group's profit margin in the sale of travel and travel-related products and services, with the effect that Invicta Group may not be able to become a going concern.

THE COMPETITION INVICTA GROUP FACES FROM OTHER ONLINE PROVIDERS OF AIRFARE SEARCH ENGINES AND TRAVEL-RELATED SERVICES INCREASES THE LIKELIHOOD INVICTA GROUP WILL BE UNABLE TO SURVIVE.

The on-line travel industry in which Invicta Group participates is characterized by intense competition and Invicta Group competes with other providers of travel-related services such as Expedia, Cheap Tickets, Orbitz and Travelocity. While Invicta Group is not well established, some of these and other competitors are well established, owned by large corporations, with longer operating histories than Invicta Group has, and many of them have substantially greater financial and other resources than Invicta Group has. As a result, Invicta Group expects to encounter difficulty in effectively marketing its services and gaining a viable share of the market. The online travel industry is marked by innovation, with the introduction of similar or superior products by current or future competitors which could have a material adverse effect on Invicta Group's business, financial condition and results of operation.

INVICTA GROUP COULD LOOSE ITS ACCESS TO DISCOUNTED AIRFARES OFFERED BY AIRLINE CONSOLIDATORS BECAUSE IT DOES NOT HAVE WRITTEN AGREEMENTS WITH AIRLINE CONSOLIDATORS.

Invicta Group's ontheflyfaring search engine includes access to unpublished air fares offered by airline consolidators. This access is a major factor in Invicta Group's ability to compete in the online travel industry. But, Invicta Group does not have any written agreements assuring its continued access to airline consolidator fares. In the event Invicta Group is unable to continue to access airline consolidator fares, its competitive advantage, if it achieves any advantage, may be lost, and its viability adversely affected.

THE VOTING CONTROL BY INVICTA GROUP'S DIRECTORS AND OFFICERS WILL MAKE IT IMPOSSIBLE FOR OTHER STOCKHOLDERS TO EFFECT CHANGE EVEN IF THEY ARE DISSATISFIED WITH MANAGEMENT'S PERFORMANCE.

Invicta Group's directors and officers beneficially own approximately Sixty-eight percent of Invicta Group's currently issued and outstanding shares of common stock, and will own approximately forty-six percent, assuming all of the shares offered under this prospectus by Invicta Group and by the selling security holders and under a separate prospectus by selling security holders are sold. With these percentages of ownership, Invicta Group's directors and officers are able to prevent other stockholders from participating in decisions, such as the election of directors, which affect Invicta Group's management and business direction, even if the outside stockholders are dissatisfied with management's performance.
9

IN VIEW OF INVICTA GROUP'S HISTORY OF LOSSES, THE MARKET PRICE FOR INVICTA GROUP'S SHARES IS LIKELY TO REMAIN LOW AND MAKE IT VULNERABLE TO SHORT SELLERS. INVICTA GROUP'S OFFER TO SELL SHARES AT THE OFFERING PRICE UNDER THIS PROSPECTUS IS LIKELY TO PLACE A CEILING ON THE MARKET PRICE FOR THE SHARES WHILE SHARES IN THE OFFERING REMAIN UNSOLD.

Invicta Group's losses are expected to result in the market price for its shares remaining low. Shares are also being offered by Invicta Group's stockholders under a separate registration statement, which combined with the offering of shares under this prospectus by Invicta Group, may cause an oversupply of shares and when there is an undersupply of purchasers. These conditions may attract the attention of short sellers, who could place additional downward pressure on the market price of Invicta Group's shares. Furthermore, Invicta Group's offering of shares at $.11 can be expected to place a ceiling on a public market price, since persons desiring to invest in Invicta Group's stock could purchase directly from Invicta Group if the market price were ever to exceed $.11 per share.

THE "PENNY STOCK RULES" WILL MAKE IT MORE DIFFICULT FOR AN ACTIVE PUBLIC TRADING MARKET TO DEVELOP FOR INVICTA GROUP'S STOCK.

Invicta Group's shares will initially be, and likely for some extended period of time will continue to be, classified as a penny stock, that is stock that trades for less than $5 per share in the over-the-counter market. Federal securities regulations require securities broker-dealers to notify new customers of the additional risk of investing in penny stocks, obtain written consent to the investment and make a written determination that the investment is suitable for the investor, among other things. These requirements are expected not only discourage securities broker-dealers from marketing Invicta Group's stock to new customers, but also may be a deterrent to the purchase of Invicta Group's stock by new customers. Many larger firms refuse to handle penny stocks for their customers.

ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO INVICTA GROUP'S COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF INVICTA GROUP.

The offering price for the shares was arbitrarily determined by Invicta Group's management. The offering price bears no relation to Invicta Group's assets, revenues, book value or other traditional criterion of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all.

INVICTA GROUP HAS ISSUED ADDITIONAL STOCK WHICH, ALTHOUGH NOT OFFERED UNDER THIS PROSPECTUS AND PRESENTLY INELIGIBLE FOR SALE TO THE PUBLIC, CAN BE SOLD INTO THE PUBLIC MARKET IN THE FUTURE AND DEPRESS THE MARKET PRICE FOR INVICTA GROUP'S STOCK.
10

As of the date of this prospectus, there are 34,322,200 shares of Invicta Group's common stock issued and outstanding. 7,732,200 of those shares are being offered for sale by selling stockholders to the public under another prospectus and 2,590,000 of those shares are being offered for sale by selling stockholders to the public under this prospectus, leaving twenty-four million shares available for sale into the public market at some time in the future. These sales may take place under a future registration statement or, after stock has been outstanding for more than one year, pursuant to Rule 144, which places a limit on how many shares can be sold by an individual in a three month period, and imposes other requirements on the sale. The bulk of these shares become eligible for sale under Rule 144, subject to the individual volume limitations on sales during a three month period, beginning July 2003. Each of the three holders of these shares, who are Invicta Group's directors and officers, could begin selling approximately 357,222 shares (or, 477,222 shares, assuming Invicta Group sells the twelve million shares it is offering under this prospectus) into the market every three months after that date, subject to satisfying the notice, transaction and public information requirements of the Rule. Beginning in July 2004, these shares can be sold without restrictions or limitations, assuming the holders are at that time no longer affiliates of Invicta Group. The introduction of these shares, even in limited quantities, into the market place could result in a decline in the market price for Invicta Group's common stock as a result of supply exceeding demand.

                           FORWARD-LOOKING STATEMENTS

     Assumptions about future events used as a basis for certain statements in this prospectus about those expected events may differ from actual future events, causing the statements in this prospectus about those expected events to be inaccurate and the results of future operations to be different from and perhaps worse than suggested in this prospectus. Invicta Group makes statements in this prospectus about its future based upon its current expectations. Invicta Group's actual future may be materially different from its expectations described in this prospectus. Some of the words Invicta Group uses to describe its future are "believes", "anticipates", "expects", "intends", "may" and other similar expressions, but other words may be used. Also, any information described as forecasts, projections or future events or circumstances and statements made with future-tense verbs are forward-looking statements. Readers should realize that many of the future events described in this prospectus are beyond Invicta Group's control. Invicta Group does not intend to publicly publish any revisions to reflect events or circumstances occurring after the date of this prospectus which differ from the expectations and assumptions reflected in this prospectus.

              LIMITATION ON AUTHORITY TO MAKE REPRESENTATIONS AND
                              LOCATION OF OFFERING

     Invicta Group has not authorized anyone to make any representations which are not contained in this prospectus. You should rely only on the information contained in this prospectus. You should not rely upon any unauthorized information.

     This prospectus does not offer to sell or to buy shares of Invicta Group's common stock in any jurisdiction where it is unlawful. You should not assume that any information in this prospectus is accurate as of any date other than the date on the cover of this prospectus. Invicta Group is obligated to file a new prospectus in the event of material change in the information contained in this prospectus. You should ask if Invicta Group has a more current prospectus available; and, you should review any such prospectus carefully before making your investment.
11

                                USE OF PROCEEDS

     Invicta Group will receive net proceeds of approximately $1,188,000, assuming it is able to sell all of the twelve million share it is offering in the prospectus at the price of $.11 per share and after the payment of expenses of this offering, estimated at $32,500, assuming the payment of brokerage commissions equal to ten percent of the gross proceeds. Invicta does not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the shares. If it is able to reach any such agreements, the compensation required by the broker-dealer may exceed ten percent. See, "Plan of Distribution". There is no assurance Invicta Group will be able to sell any of the shares. The following table sets forth Invicta Group's intended uses of the net proceeds, assuming the sale of all, seventy-five percent, fifty percent and twenty-five percent of the shares.

     Invicta Group has identified a need to acquire an air travel consolidator company and a casino representative company, which it estimates can be acquired for a total of $2.5 million. Invicta Group does not have any agreements, arrangements or understandings for such acquisitions. See, "Invicta Group's Business - Acquisitions". Invicta Group may issue stock offered by this prospectus in full or partial consideration for acquisitions or payment of legal and professional fees (including an investor relations firm), rather than selling the stock and paying the consideration or fees in cash. Any stock issued for these purposes will be valued at $.11 per share. Invicta Group will not use any of the net proceeds for acquisitions to pay deferred compensation to its executive officers or to repay a loan from Mr. Forhan until it realizes gross proceeds of at least $1 million. Deferred executive compensation, if paid from net proceeds of the offering, will be paid over an eighteen-month period. See, "Transactions between Invicta Group and its Management" for the terms of repayment of the loan from Mr. Forhan and the use of the proceeds from that loan.

     Invicta Group expects the net proceeds from the sale of twenty-five percent of the shares will sustain its operations for a period of twelve months and the sale of more shares for a proportionally longer period of time. Revenues generated during the period will extend the period over which Invicta Group can use the net proceeds. There is no assurance that the net proceeds will be received in time to meet Invicta Group's needs. Invicta Group's board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Invicta Group may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

     Invicta Group will not receive any of the net proceeds from the sales by selling security holders.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS,
                        LIQUIDITY AND FINANCIAL CONDITION

BUSINESS DEVELOPMENT OF CASINO INVICTA GROUP AND CASINO RATED PLAYERS AS SEPARATE COMPANIES SINCE INCEPTION
12

     Invicta Group began its business operations in July 2001 with advertising of discount air travel tickets in newspapers in South Florida, which resulted in limited sales beginning in September of that year made by telephone. See explanation below of accounting treatment of reverse acquisition which reflects no sales in 2001 based on the results of operations of Casino Rated Players. Although it introduced its web site, dontpayfullfare.com, in January 2002, ticket sales have remained confined primarily to the telephone from inception to the date of this prospectus. In early 2002 Invicta Group initiated negotiations for the acquisition of its wholly-owned subsidiary, Casino Rated Players, which was completed on July 15, 2002.

     Casino Rated Players began its operations in July 2000, with sales of airline tickets and tour packages. Casino Rated Players introduced its web site, casinoratedplayers.com, in March 2001 but did not generate any commission revenues from casinos during that year. During 2001 and 2002, Casino Rated Players revenues were derived almost entirely from sale of airline tickets and general travel packages, and not from what was intended to be its primary focus
- the sale of casino tour packages which it has not had funding to advertise. During 2002, Casino Rated Players earned approximately $1,800 in casino commissions as a result of casino patrons who discovered casinoratedplayers.com by doing their own web searches. Invicta Group intends to begin marketing Casino Rated Players casino travel package products when and if equity funding for that purpose can be obtained and, in that event, expects casino travel package products to become a significant part of its business.

     The acquisition of Casino Rated Players by Invicta Group was treated as a purchase in a reverse acquisition in which the subsidiary, Casino Rated Players, is the survivor for accounting purposes, even though Invicta Group is the survivor for legal purposes. Invicta Group issued 13,151,000 of its shares in exchange for the issued and outstanding shares of Casino Rated Players held by that company's stockholders and an additional one million shares to Mr. Forhan in payment of $500,000 in accrued and unpaid compensation due to him from that company. Mr. Forhan joined the management of Invicta Group. Accordingly, the results of operations prior to July 15, 2002 presented in the financial statements and discussed below are the results of Casino Rated Players only, which commenced its business on January 27, 2000. The following table presents information to assist the reader in understanding the historical operations conducted by each of Invicta Group and Casino Rated Players, separately, even though the information for Invicta Group prior to the acquisition is excluded from the financial statements presented in this prospectus as a result of the reverse acquisition accounting treatment.



                          INVICTA GROUP                CASINO RATED PLAYERS
                    ----------------------------  -----------------------------
                                  9 months ended                  9 months ended
                     Year ended    September 30,    Year ended     September 30,
                    ------------- --------------  --------------  --------------
                    2001     2002      2003       2001      2002      2003
                    ----     ----      ----       ----      ----      ----

Revenues             $0     $6,445    $14,906    $439,234*  $1,800     $0
Gross profit         $0     $6,445    $14,906     $33,315   $1,800     $0


*    Primarily  derived  from  sale  of  air  travel  and not the sale of casino packages.
13

     The following discussion and analysis should be read in conjunction with Invicta Group's financial statements included in this prospectus. Invicta Group also engaged in negotiations for the acquisition of another Internet-based travel company, but was unable to obtain a written letter of intent or acquisition agreement due to its inability to arrange funding for the proposed transaction.

RESULTS OF OPERATIONS:

REVENUES

     Revenues for the year ended December 31 2002 were $8,245 as compared to revenues of $33,315 for the year ended December 31, 2001. The revenues in both periods were derived principally from the sale of airline tickets. The primary reason for the decrease in 2002 over 2001 was the termination of the sale of air travel packages during 2002 because the cost of staffing this sales effort exceeded sales. Revenues in 2002 were driven principally by marketing in the Sunday Travel section of the Miami Herald newspaper and in 2001 by yellow page and outdoor advertising. Revenues are commissions on air tickets booked directly with airlines (eight percent), on hotel and motel rooms (eight to sixteen percent), on rental cars (ten percent), on cruises (sixteen to eighteen percent) and casino based travel (as described below). Revenues on air travel tickets purchased through airline consolidators are booked at the commission earned, not the gross sales price.

     Revenues for the nine months ended September 30, 2002 and 2003 were $9,833 versus $14,906 respectivly. Management believes the increase in 2003 over 2002 is a result of "word-of-mouth" advertising and greater interest in travel by the public arising from a perception of increased safety of air travel resulting from greater airport security, which has generated more searching of the world wide web for travel bargains in which users have been directed via search engines to dontpayfullfare.com. The revenues in both periods were derived principally from the sale of airline tickets. The increase from period to period reflects the sale of air travel package sales by Invicta Group.

     Invicta Group believes that an increase in its marketing expenditures will generate additional revenues. There is no assurance Invicta Group will be able to obtain the funding necessary to increase its expenditures for marketing or, if available, the amount of additional revenues increased marketing expenditures will generate.

COST OF REVENUES

     Revenues are the net amount earned from airline tickets, car rentals, cruises and travel products. Revenues are the commission earned from these sources; resulting in revenues between 8% and 18% of the cost of the product sold to the consumer.

EXPENSES

     The major components of selling, general and administrative expenses for the twelve months ended December 31, 2002 and the nine months ended September 30, 2003, in round numbers, are set forth in the following table.



                                    Year ended          9 Months ended
                                 December 31, 2002    September 30, 2003
                                 -----------------    ---------------------
Marketing                                $  17,200          $   3,400
Executive compensation                   $ 342,000          $ 270,000
Professional fees                        $  25,600          $  13,812
Amortization and depreciation            $  24,500          $  26,100
Automobile expense                       $  12,100          $  10,485
Insurance                                $   7,400          $   6,003
Rent                                     $  21,600          $   7,720
Telephone                                $  12,100          $   8,546
Misc. General Administrative             $  85,782          $  67,574

14

     The major components of expenses are general and administrative expense. The results for the nine months ended September 30, 2003 were $425,103 versus $311,258 for September 30, 2002. The additional costs in 2003 are professional fees for the SB-2 registration of which this prospectus is a part and the addition of the chief executive officer's deferred compensation.

     As noted above, sales are driven by marketing. Invicta Group's business plan calls for an increase in marketing expense in 2003 and 2004. At the date of this prospectus, Invicta Group does not have funding for marketing expenses. Executive compensation has been accrued and not paid in 2001, 2002 and 2003. In the event Invicta Group is able to obtain additional funding, it plans to add personnel, which would significantly increase non-management compensation expense. See, "Invicta Group's Business - Personnel". Invicta Group made the acquisition of its ontheflyfaring software, a custom Internet search engine software, from an unrelated third party for two million shares of its common stock valued at $100,000. Invicta Group does not expect to purchase another software package in the near future, although it expects to have ongoing software development costs incurred under contracts with various software and website developers for the enhancement of its existing software and website platforms.

NET LOSSES

     Net loss increased for the year ended December 31, 2002, to $540,037 compared to a net loss of $394,880 for the 2001 fiscal year. Net loss for the nine months ended September 30, 2003, were $410,197 compared to a net loss of $301,425 for the same period in 2002. The increase in loss in year 2002 over year 2001 and in the first nine months of 2003 compared to the first nine months of 2002 was principally due to additional deferred officer compensation of $240,000 in 2002 compared to 2001 and of $270,000 in the first nine months of 2003 compared to the same period in 2002. Without the ability to expand its marketing effort, Invicta Group expects losses to continue; and, even then, there is no assurance increased marketing activities will result in an increase in sales.

     Invicta Group expects losses to continue until increased marketing activities results in an increase in sales, of which there is no assurance.

LIQUIDITY:

     At December 31, 2001 and 2002 and at September 30, 2003, Invicta Group's current ratios were .085%, .096% and .03%, respectively. Invicta Group has not generated sufficient revenue in any period to carry its costs of operations, realizing a negative cash flow from operations, as adjusted, of $107,180 for year 2001, a negative cash flow from operations, as adjusted, of $87,879 for the year 2002 and a negative cash flow as adjusted, of $600 for the nine months ended September 30, 2003. Invicta Group has derived its liquidity principally from a loan from Mr. Forhan in the amount of $320,671 in 2000, the sale of its common stock by Invicta Group and Casino Rated Players for an aggregate of $493,700 in 2000 thru 2002 and the deferred executive compensation of $526,792 through September 30, 2003. For the foreseeable future, Invicta Group expects to attempt a public or private sale of common stock from which to derive sufficient liquidity for it to remain in for twelve months or more business and pursue its business plan. Minimum cash requirements for Invicta Group to cover its costs of operations, including expanding its marketing cost to $3,000 per week covering six market areas, addition of 3 staff positions and increased in telephone and related expenses and assuming no increase in revenues, during the next twelve months are estimated at $800,000. This estimate does not include amounts payable to Mr. Forhan described in the next paragraph. At the date of this prospectus, Invicta Group does not have cash on hand or arrangements for financing to cover this amount.
15

     Invicta Group owes $320,671 to Mr. Forhan in loan repayments. The total accrual of executive compensation at Septembr 30, 2003 was $ 526,792. Both repayment of the loan and the payments of accrued compensation will have a significant impact on Invicta Group's liquidity available from additional funding, of which there is no assurance. Invicta Group will not make any payments to Mr. Forhan or of accrued compensation until it has obtained more than $1 million from the sale of its shares.

CAPITAL RESOURCES:

     Invicta Group has substantially all the capital resources required to conduct its core business, consisting of its two web sites and search engine for air fares and casino, cruise and tour packages, and travel related services, such as rental cars and lodging accommodations. Day-to-day operations of the web sites require very limited personnel. Invicta Group does not have the capital resources, including cash ($ 7,687 at September 30, 2003), however, necessary to continue in business and expand it marketing activities, add personnel, expand its relationships with the providers of travel products and services and engage it a program of acquisitions of airline consolidators and casino representative companies, not to consider the acquisition of casino and hotel properties which comprise part of its business plan. Invicta Group does not have any arrangements for the sale of its common stock or for debt financing, in the alternative, to provide liquidity necessary for it to continue its business.

CONTROLS AND PROCEDURES:

     Invicta Group's Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of Invicta Group's disclosure controls and procedures (as defined in Rules 13a-14(c) and 15d-14(c) under the Securities
Exchange  Act  of  1934,  as  amended) as of December 31, 2002, (the "Evaluation
Date"), have concluded that, as of the Evaluation Date, Invicta Group's disclosure controls and procedures were effective to ensure the timely collection, evaluation, and disclosure of information relating to Invicta Group that would potentially be subject to disclosure under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Act. There were no significant changes in Invicta Group's internal controls or in other factors that could significantly affect the internal controls subsequent to the Evaluation Date.

                            INVICTA GROUP'S BUSINESS

OVERVIEW

     Invicta Group began its business in July 2000 by offering airline tickets and other travel-related products and services over the telephone and has expended to offering them over the Internet. Invicta Group has not engaged in any other business. The travel related services include hotel rooms, car rentals, cruises, casino packages and vacation packages. Invicta Group's websites are located at www.dontpayfullfare.com and www.casinoratedplayers.com. At these websites, Internet users can view and compare air fares and book airplane tickets, hotel rooms, car rentals, cruises, casino packages and vacation packages. As the on-line travel services industry continues to evolve and mature, Invicta Group believes consumers will increase their patronage of easy-to-use web sites that provide a broad range of travel services, including transportation, accommodations, activities, travel packages and travel-related content, as well as the ability compare prices. Invicta Group's "ontheflyfaring" proprietary search engine software includes these features. This software searches domestic and international published airfares and air consolidators' unpublished databases. Based on its search of the published and unpublished airfares, the software automatically calculates the price offered to the Internet user which is between Invicta Group's cost and the price the Internet user could obtain from most other sources on the Internet with whom Invicta Group competes, including fares offered directly by the air carriers, and it does this at a level which is designed to optimize Invicta Group's markup within the range between Invicta Group's cost and its competitors' pricing. As used in this description of Invicta Group's business, Invicta Group includes both the travel business and the casino package business, except where the two are distinguished by the context.
16

ON-LINE TRAVEL INDUSTRY

     In contrast to travel agency bookings, the on-line travel market has been strong. Despite tough economic conditions, a tense political climate and fewer travelers, the online travel market performed surprisingly well in 2002. According to a new report from PhoCusWright Inc., Online Travel Overview: Market Size and Forecasts 2002-2005, online leisure/unmanaged business travel grew thirty-seven percent to over $28 billion while the overall travel market declined five percent. In the U.S., the combination of more households on-line and an increasing propensity to buy travel on-line is forecast to lead to an annual increase in on-line travel buyers of about nineteen percent through 2003, according to the Travel Industry Association of America. Forrester Research (a consulting firm in the Internet travel industry) estimates that more than $29.4 billion in travel will be sold on-line in 2003, almost four times 1999 level, and ten times the 1998 level.

     The on-line travel sector enjoyed resurgence at the start of January 2002. ComScore Networks, a Reston, Virginia-based Internet research firm reported that consumers spent nearly $7 billion at domestic travel sites in the first quarter of 2002, an increase of forty-eight percent over the same period in 2001, and thirty-nine percent above the fourth quarter of 2001, which saw a huge slump caused by the terrorist attack on the United States. The first six months of 2002 saw sales totaling $14.8 billion, a seventy-one percent increase in sales from the first half of 2001.

     ComScore reported that the sale of travel packages totaled $552 million during the first six months of 2002, a 141 percent increase. Furthermore, both the low cost of customer interaction and the automation of processing and fulfillment functions supported by Internet sales allow online travel service providers the potential to maintain lower operating expenses. On the other hand, consumers benefit from convenient access to a range of travel options and information regarding available travel services and products.

     Due to its limited participation in the online market for travel related products and services; Invicta Group has not participated in the growth in its market segment. And, it is not likely to fully participate in that growth in the future if it does not have the financial resources to completely develop and market its web sites.

DONTPAYFULLFARE.COM

     Invicta Group's Internet website is located at www.dontpayfullfare.com. Visitors to Invicta Group's website are greeted by a home page, from which users can select the type of travel product they desires. By clicking the desired menu item, visitors are guided through a series of screens that enable them to select the particular travel product(s) they are seeking and dates on which they desire to travel. Once the desired selections are made, visitors can obtain pricing information and make reservations for their selections. Payment can be made by most major credit cards.

     Invicta Group plans to add timeshares and vacation packages to its website and daily updates for travel specials.

     Invicta Group's web site was designed and is maintained for it by an independent third party, whose services Invicta Group secures on an as-needed basis, at prevailing hourly rates. The website is updated on a continuing basis to ensure that offerings are current. Invicta Group has expended approximately $35,000 on development of dontpayfullfare.com, or approximately seven hundred hours at a rate of $50 an hour, paid to a contract software developer during the period since its inception. Other than costs of maintenance and enhancement, Invicta Group does not anticipate expending any substantial amounts or hours on web site development in the future.
17

ONTHEFLYFARING (TM)

     Invicta Group has purchased its ontheflyfaring search engine from an unrelated third-party software developer. The core of Invicta Group's web site software is the "ontheflyfaring" search engine. This search engine provides Invicta Group with access to airfares from published sources and from unpublished sources not available to the general public. dontpayfullfare.com displays these prices adjusted for Invicta Group's markup. Unpublished prices are generally those offered by airline consolidators. Airline consolidators are a major source of seats for Invicta Group's customers.

     Ontheflyfaring searches AirPlan of Pittsburgh, Pennsylvania and Picasso of Los Angeles, California, two airline consolidators with which Invicta Group maintains relationships based on Mr. Scott's long association with the operators of these organizations. The system enables ontheflyfaring to search up to fifteen data bases for fares. Tickets purchased by Invicta Group's customers are booked through global reservation systems, including WorldSpan, Amadeus and Sabre. Invicta Group has an arrangement with a ticket fulfillment house, Global Marine, for tickets booked through Amadeus. For a flat fee per ticket, the fulfillment house issues the physical ticket upon Invicta Group's instruction and mails the ticket to Invicta Group's customer.

     Increasingly, in the competition for the travel customer, price and selection are the overwhelming factors in the decision to purchase. For this reason, airline consolidators have become increasingly popular sources for last minute and price conscious consumers. Airline consolidators contract for excess capacity and unsold seats from scheduled air carriers and resell those seats to travel agency customers at a markup generally specified by the travel agency on a ticket by ticket basis. There are currently about thirty large airline consolidators in the United States.

     The airline consolidators negotiate contracts for discounts directly with the air lines and suppliers of travel products and services. These contracts are difficult to obtain and are significant barriers to entry into the consolidation market. Access to consolidator air fares is critical to positioning Invicta Group to effectively compete in the travel market.

PRODUCTS AND SERVICES

     Invicta Group's dontpayfullfare.com website offers the following products and services to visitors:

     Air Line Tickets - Visitors can view and compare fares and purchase tickets
     ----------------
for domestic and international flights. Invicta Group displays airfares offered by major airline carriers worldwide.

     Hotel  Accommodations  -  Visitors  can  select  hotel  accommodations  by
     ---------------------
selecting their destination country, state/province and city, and viewing a list of properties available on the dates selected. Invicta Group offers hotel reservations through an affiliate program of CNG Group that enables it to sell hotel rooms online, worldwide.

     Car Rentals - Invicta Group's website offers car rental services through
     -----------
Alamo  Car  Rental.

     Cruises  -  This  menu  page on Invicta Group's website offers cruises from
     -------
all of the major cruise lines including Crystal Cruise Lines, Carnival Cruise Lines, Norwegian Cruise Lines and Royal Caribbean Lines. Invicta Group utilizes a third-party cruise booking engine.

     Casino  Packages  - Invicta Group offers discounted casino tour packages to
     ----------------
website customers, and complementary rooms and suites to qualified players through its Casino Rated Players website.
18

     Airline ticketing through AirPlan and Global Marine is based on Mr. Scott's long personal relationships with the management of those companies. Both companies provide ticketing to Invicta Group's customers at a fixed charge per ticket, book the tickets with the air carrier and provide the ticket to the customer. Invicta Group's access to the operators of global reservation systems is based on its participation in the travel industry. These products and services are available to Invicta Group through the personal relationships Mr. Scott has developed over his years in the travel industry. None of these relationships are reflected in written agreements. Invicta Group's primary reliance on informal relationships which Mr. Scott maintains based on his many years of involvement in the travel industry and his personal relationships with the airline consolidators with which Invicta Group does business, rather than written agreements, for access to airline consolidators and other services makes it vulnerable to loss to such access. Invicta Group offers hotel accommodations to its customers under CNG Group's standard affiliate contract. It also offers car rentals to its customers provided by Alamo Car Rental under that company's standard affiliate contract. In the case of both hotel bookings and car rentals, Invicta Group is paid the standard commission under the respective affiliate agreements.

CASINO RATED PLAYERS

     On July 15, 2002, Invicta Group acquired Casino Rated Players. At its website, www.casinoratedplayers.com, Invicta Group offers gamblers with a history of gaming activity the opportunity to visit casino properties in the United States and the Caribbean Islands, and to obtain complementary rooms, meals and other services. The availability and extent of complementary products and services is dependent upon the gaming history of the player. In general, Invicta Group is compensated by the casino owner/operator based upon a percentage of the players' betting activity. The percentage of Invicta Group's compensation varies from casino to casino generally between ten and fifteen percent of the player's estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos and ten to fifteen percent of the player's estimated loss at foreign casinos.

     Membership is free; however, if a guest fails to wager at the casino in which he is booked, he will be charged a room fee. Members of Casino Rated Players can obtain reservations at over forty casinos identified on www.casinoratedplayers.com in addition, Invicta Group's website at www.dontpayfullfare.com includes access to the products and services of Casino Rated Players.

     Invicta Group's web site was designed and is maintained for it by an independent third party, whose services Invicta Group secures on an as-needed basis, at prevailing hourly rates. The website is updated on a continuing basis to ensure that offerings are current. Invicta Group has expended approximately $82,000 on development of casinoratedplayers.com, or approximately 1,640 hours at a rate of $50 an hour, paid to a contract software developer during the period since its inception. Other than costs of maintenance and enhancement, Invicta Group does not anticipate expending any substantial amounts or hours on web site development in the future.

MARKETING

     The marketing plan for dontpayfullfare.com is principally print advertising in the travel section of Sunday newspapers. The marketing plan for Casino Rated Players includes advertising in the travel section of Sunday newspapers, but also includes direct mail and email to online gamblers.
19

GROWTH THROUGH ACQUISITIONS

     Invicta Group intends to grow its business, in part, by acquiring one or more airline consolidators and companies who represent and market casino vacation packages. The typical acquisition target will be an established business with a track record of profits or customer base and strategic relationships which Invicta Group's management believes can become profitable. In general, these figures would initially be annual revenues of $1 million for an airline consolidator and of $500,000 for a casino representative company. Invicta Group may consider subsequent acquisitions with lower annual revenues. Also, Invicta Group will consider properties which can be acquired at a price below their market value in established resort destinations. Invicta Group believes that direct ownership of companies offering these products and services will improve its gross margin. At the date of this prospectus, Invicta Group does not have any agreements, arrangements or understandings for acquisitions.

     Invicta Group anticipates that acquisitions would involve primarily or entirely exchanges of stock. Invicta Group believes that such acquisitions will not involve a change in its management or control, although it anticipates they will involve additions to management, including the possible addition of directors to its board. Invicta Group does not intend to acquire businesses outside of the travel, resort and casino industries; however, it may attempt to acquire software development or web services companies who provide software and services which Invicta Group can use in its travel related business. Except as described here, Invicta Group does not anticipate making acquisitions outside of the travel and travel related industry.

COMPETITION

     Invicta Group faces competition primarily from other online travel companies, including airlines and travel agencies. Online travel companies traditionally have established a strong market presence primarily based on the sale at published fares. Some of these companies also sell non-published fares. Two primary online competitors have emerged in the sale of non-published fares. The leading online competitor is Priceline.com, which sells tickets in an auction-based setting. The other online competitor is Hotwire.com, which acquires non-published fares primarily from five domestic airlines that are Hotwire shareholders. Users must decide whether to purchase tickets without knowing the specific carrier, schedule, connections or equipment type. Unlike these competitors, Invicta Group's website permits users to choose a specific airline, knowing the schedule, connections and equipment, and immediately book a flight.

     The online travel services market is relatively new, rapidly evolving and intensely competitive. Invicta Group expects competition to intensify in the future. In the online travel services market, Invicta Group competes for published fares with similar commercial websites of other companies, such as Expedia, which is operated by USA Networks, Travelocity, which is operated by Sabre, TravelWeb, which is operated by Pegasus, as well as Cheap Tickets, Cendant Corporation, Internet Travel Network, Biztravel.com and TheTrip.com.

     Airlines do not generally offer non-published fares directly or indirectly through affiliates or travel agents for regularly scheduled travel, presumably to prevent the erosion of their published fare structure. Many airlines do offer limited special discounted fares through their own websites that are not generally made available to travel agents. These fares are typically offered only on a last-minute, "special sale" basis.

     Many of Invicta Group's competitors are subsidiaries, divisions or joint ventures whose participants include large companies having substantially longer operating histories and greater financial and other resources than Invicta Group has. Invicta Group's ability to compete successfully will depend on many factors, including its ability to adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis. While Invicta Group believes its ontheflyfaring search engine will be attractive to consumers of online travel services, there is no assurance that Invicta Group can attract online traffic on a high volume basis or that its can become a competitive force in its industry.
20

     While Invicta Group will compete with travel agents for a share of the travel market, its believes that traditional travel agents and agencies offer services to a different market segment from that serviced by online providers. Given the increasing popularity of online travel services, and continued disincentives to travel agents (e.g., discontinuation of commissions from airlines), Invicta Group believes online providers will continue to take market share from traditional travel agents and travel agencies.

EMPLOYEES

     Invicta Group currently employs three executive officers, all of whom are full-time employees. Invicta Group may add as many as forty-three additional full time employees, subject to obtaining additional funding, of which there is no assurance, in order to fully staff its operations.

OFFICES

     Invicta Group leases 900 square feet of commercial office space. The one year lease terminates August 31, 2003. Invicta Group pays monthly rent at the rate of $10,080 per year. This facility is adequate for Invicta Group's current operations, but not adequate for its planned operations, assuming shares are sold in a sufficient number to expand operations.

                             INVICTA GROUP'S MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table includes the names, ages, positions held and terms of office of Invicta Group's directors and executive officers.



NAME                 AGE        POSITION                    DIRECTOR SINCE
-----                ---        --------                    --------------

William G. Forhan     58        Chief Executive Officer,    July 2002
                                President and Director

Richard David Scott   56        Chief Operating Officer,    inception
                                Chief Financial Officer
                                and Director

Mercedes Henze        57        Vice President              Not Applicable
                                Secretary
--------------------------------------------------------------------------



     The stockholders of Invicta Group elect the directors at the annual meeting to serve for one year and until their successors are elected and qualify. Directors do not receive compensation for serving as directors. Officers are elected by the board of directors and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the board of directors.
21

     As authorized by the Nevada Statutes, Invicta Group's Articles of Incorporation provide that none of Invicta Group's directors shall be personally liable to Invicta Group or Invicta Group's shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

- any breach of the director's duty of loyalty to Invicta Group's or its shareholders;
- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- unlawful payments of dividends or unlawful stock redemptions or repurchases; and
- any transaction from which the director derived an improper personal benefit.

     This provision limits Invicta Group's rights and the rights of its shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit Invicta Group's rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

     Invicta Group is authorized by Nevada corporation law and its bylaws to indemnify its directors and officers against damages, which qualify, in the opinion of the disinterested members of the board, for indemnification. Invicta Group is authorized to purchase liability insurance to cover this indemnification. The Securities and Exchange Commission has informed Invicta Group that it is against public policy for Invicta Group to indemnify its directors and officers for liabilities arising under the Securities Act and that claims for indemnification for this type of liability is unenforceable.

         INFORMATION ABOUT THE EXPERIENCE OF INVICTA GROUP'S MANAGEMENT

     William G. Forhan is Invicta Group's Chief Executive Officer, President and a director beginning July 15, 2002.

- From January 5, 2000 to July 15, 2002, he was the founder, director, president and owner of a majority of the stock of Casino Rated Players, Inc. which Invicta Group acquired for stock on July 15, 2002.
- From June 1, 1999 until January 5, 2000 he served as President of byebyenow.com, Inc., a South Florida-based internet travel company with annual revenues of approximately $1 million for six months of operations in 1999. In January 2001, more than thirteen months after Mr. Forhan's departure, byebyenow.com filed a petition for liquidation under Chapter 7 of the Bankruptcy Code in the U.S. Federal Bankruptcy Court for the Southern District of Florida, Ft. Lauderdale Division, and Case No. 01-20536-EKC-RBR. byebyenow.com's Amended Plan was confirmed on February 13, 2002. In related cases which are still pending, none of which involve Mr. Forhan, certain of byebyenow.com's management is being sued for claims including alleged securities fraud.
- From June 15, 1998 thru December 31, 1999, Mr. Forhan served as President of Aviation Industries Corp., a holding company specializing in the travel industry that acquired five (5) travel related companies; totaling over $23 million in revenue:.

1) Magnolia Tours of Biloxi, Miss, (destination management and motor coach operator generating $950,000 annual revenues);

2) Business Travel of Atlanta, a. (business travel agency, with annual revenues exceeding $19 million);
22

3) Cruise Society located in Charlotte, N.C.(cruise specialty travel agency) with annual revenues $1.5 million;

4) Casino Marketing International based in Pompano Beach, Florida (casino rep company) with annual revenues $700,000;

5) Professional Travel Intl. located in Louisville Ky. generating $1 million in annual revenues through a travel agent franchise.

- From January 5, 1994 to January 5, 2000, he served as President and Chief Executive Officer of Integrated Marketing Professionals, Inc., an over-the-counter (Pink Sheets: POKR) provider of casino package tours with annual revenues of approximately $15,000,000 a year. More than two years after Mr. Forhan left the company, Integrated Marketing Professionals, Inc. filed a petition for relief under Chapter 7 of the Bankruptcy Code and has liquidated all of their assets

     Richard David Scott is Invicta Group's founder, Chief Operating Officer and a director. From May 1, 1999 to August 15, 2001, Mr. Scott served as Invicta Group's president. During the past twenty years, Mr. Scott has held the following positions:

- From May 1, 1999 to August 15, 2001, Mr. Scott served as Chief Executive Officer of Globalfare.com, a California-based travel company specializing in both last minute travel specials and in travel for consumers who plan their vacations a year or more in advance. Globalfare.com has annual revenues of $2 million.
- From June 1, 1981 until November 28, 1999 he served as President of Euram Flight Center, a Washington D.C.-based air consolidator with annual revenues of $50 million.

     Mercedes Henze has served as Invicta Group's Vice President since July 1, 2001. From August 1, 2000 to April 1, 2001, Ms. Henze served as Vice President for Globalfare.com. From November 1, 1982 to November 15, 2001, she served as Executive Vice President of Euram Flight Center.

     Family Relationships: Mr. Scott, Invicta Group's Chief Operating Officer, and Ms. Henze, Invicta Group's Vice President, are husband and wife.

     Board Committees: Invicta Group does not as yet have an audit committee or a compensation committee. Invicta Group will be required to organize these committees if its secures a listing for its common stock on the BBXchange.

     Employment Agreements. Invicta Group has entered into employment agreements with Mr. Forhan, Invicta Group's Chief Executive Officer, Mr. Scott, Invicta Group's Chief Operating Officer and Ms. Henze, Invicta Group's Vice President. Each agreement is for a term of two years, terminating August 1, 2004, which provide for automatic annual renewals, unless either Invicta Group or the employee elects to terminate the agreement at the end of the initial or any renewal term. Claims under the agreements are to be resolved by arbitration before the American Arbitration Association.
23

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents the compensation earned by Invicta Group's executive officers during the last three fiscal years.



Cash Compensation
Name and Position                             Year        Paid         Accrued
------------------                            --------------------------------

William G. Forhan                             2000        None            None
President and Chief Executive Officer         2001        None        $ 70,000
                                              2002        None        $ 30,000
                                              2003        None        $-90,000
-------------------------------------
Richard David Scott                           2000        None            None
Chief Operations and                          2001        None            None
Chief Financial Officer                       2002        None        $120,000
(President from inception                     2003        None        $ 48,396
to July 15, 2002)
-------------------------
Mercedes Henze                                2000        None            None
Vice President                                2001        None            None
                                              2002        None        $120,000
                                              2003        None        $-48,396



     Invicta Group has not paid any of the cash compensation reflected in the preceding table, which has been accrued, as reflected in the right hand column the table. In addition; Mr. Forhan and Mr. Scott each are due a monthly car allowance of $750. Each of the named executive officers is entitled to a salary of $120,000, prorated from date of employment, under his or her employment agreement. These executive officers are not entitled to and have not received any non-cash or any other compensation, bonuses or other forms of long term compensation. Invicta Group has not issued any stock options or stock appreciation rights to these executive officers, although they do have the opportunity to participate in the Incentive and Non-Qualified Stock Option Plan described below.

                  INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

     The following table sets forth information about Invicta Group's 2002 Incentive and Non-Qualified Stock Option Plan approved by directors and stockholders on August 1, 2002.



Shares remaining         Shares issuable upon       Weighted average exercise
available                exercise of outstanding    price of outstanding
for future issuance      options                    options
---------------------    -----------------------    -------------------------


Stockholder approved     none                       none
plan 5,000,000
---------------------    -----------------------    -------------------------

24

     Invicta Group does not have any equity compensation plan which has not been approved by stockholders. The 2002 plan is intended to assist Invicta Group in securing and retaining key employees, directors and consultants by allowing them to participate in its ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2002 plan, Invicta Group may grant incentive stock options only to key employees and employee directors. Invicta Group may grant non-qualified options and issue direct stock awards to its employees, officers, directors and consultants. The 2002 equity compensation plan is administered by its board of directors.

     Subject to the provisions of the 2002 plan, the board determines who receives options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than ten percent of Invicta Group's voting stock. The exercise price for incentive stock options will be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a ten percent holder of Invicta Group's voting stock are exercisable at a price equal to or greater than 110 percent of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event will the exercise price be less than the par value for Invicta Group's common stock. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of Invicta Group's common stock as awards under the 2002 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an exemption from registration, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer provided in the federal securities laws.

              TRANSACTIONS BETWEEN INVICTA GROUP AND ITS MANAGEMENT

     Invicta Group issued 11,000,000 shares to Mr. Forhan, as consideration for the acquisition of Casino Rated Players on July 15, 2002. Mr. Forhan was a founder of Casino Rated Players and purchased its stock at the time of its organization on January 27, 2000 for $.001 per share. At that time, Mr. Forhan was the Chief Executive Officer of Casino Rated Players and owned approximately two-thirds of its stock, but he was not a stockholder, director or officer of Invicta Group. The transaction was negotiated between Mr. Forhan and Mr. Scott. Mr. Forhan received one share of Invicta Group for each share of Casino Rated Players he owned (ten million shares) and two shares of Invicta Group for each dollar of $500,000 in deferred compensation which Casino Rated Players owed to Mr. Forhan (one million shares).

     Mr. Forhan loaned Casino Rated Players and aggregate of $320,671 during 2000, before its acquisition by Invicta Group as a wholly owned subsidiary in July 2002. Casino Rated Players used the borrowing for the following purposes. 25



Uses:                                       Amount
--------------------------------            --------

Investment Tours By Charlie.                $ 50,000
Cash : working capital                        18,731
Marketing                                     29,593
Advertising and Promo                         16,391
Legal                                          7,800
Furniture, Equip. and computers               18,000
Web site Development                          16,500
Wages                                        122,000
G&A Exp                                       41,656
                                            --------
Total uses of loan                          $320,671


     Invicta Group has executed a promissory note to Mr. Forhan for the loan. The note does not bear interest, and is due and payable in equal monthly installments over eighteen months commencing upon Invicta Group obtaining not less than $1 million in additional equity funding, of which there is no assurance.

     Mr. Scott sold 380,000 of his Invicta Group shares in a private transaction and has loaned the proceeds of $38,000 to Invicta Group for corporate working capital without interest. Mr. Forhan sold 250,000 shares of his Invicta Group shares in a private transaction and has loaned the proceeds of $55,000 to Invicta Group for corporate working capital without interest. Subsequently, loans were converted into 380,000 shares and 250,000 shares of Invicta Group's common stock, respectively.

                             PRINCIPAL SHAREHOLDERS

     The following tables set forth information known to Invicta Group, as of the date of this prospectus, relating to the beneficial ownership of shares of common stock by:

- each person who is known by Invicta Group to be the beneficial owner of more than five percent of its outstanding common stock;
-    each  director;
-    Each  executive  officer;  and
-    All  executive  officers  and  directors  as  a  group.

     Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Invicta Group Inc., 9553 Harding Avenue, Suite 301, Miami Beach, Florida 33154. Innovapp's address is 9855 Erma Road # 135, San Diego, CA 92131

     Invicta Group believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.
26

     The following table provides information before and after the offering of the twelve million shares, assuming all shares are sold, but assuming the shares being offered by each of the named person pursuant to this prospectus and a separate prospectus are not sold.



                              Before Offering            After Offering
                          -----------------------    -----------------------
Name                        Shares     Percentage      Shares     Percentage
----                      ----------   ----------    ----------   ----------

William G. Forhan         11,000,000     32.05%      11,000,000     23.75%

Richard David Scott        6,500,000     18.94%       6,500,000     14.03%

Mercedes Henze             6,000,000     17.48%       6,000,000     12.95%

Officers and Directors
As a group (3 persons).   23,500,000     68.47%      23,500,000     50.73%

Innovapp Inc               2,000,000      5.83%       2,000,000      4.32%


     The following table provides information before and after the offering of the twelve million shares by Invicta Group, assuming all shares are sold, but assuming also that all the shares being offered by each of the named person pursuant to a separate prospectus are sold.




                              Before Offering            After Offering
                          -----------------------    -----------------------
Name                        Shares     Percentage      Shares     Percentage
----                      ----------   ----------    ----------   ----------

William G. Forhan         11,000,000     29.86%      10,500,000     22.13%

Richard David Scott        6,500,000     16.37%       6,000,000     12.13%

Mercedes Henze             6,000,000     16.02%       5,500,000     11.87%

Officers and Directors
As a group (3 persons).   23,500,000     62.26%      22,000,000     46.13%

Innovapp Inc               2,000,000      5.83%       1,800,000      3.89%


     Mr. Scott and Ms. Henze are married. The shares legally owned by one are treated as being beneficially owned by the other for purposes of federal securities law, but have not been presented in this way in the table above in order to avoid possible confusion.
27

     Innovapp's controlling persons are Scott Meader and Henry Marentes, neither of whom have any relationship with Invicta Group or its directors, officers and principal stockholders.

                    INFORMATION ABOUT INVICTA GROUP'S SHARES

GENERAL
-------

     Invicta Group is authorized by its Articles of Incorporation to issue ninety million shares of common stock, par value $.001 per share, and ten million shares of preferred stock, par value $.001 per share.

COMMON STOCK
------------

     A total of 34,322,200 shares of common stock are issued and outstanding on the date of this prospectus. Assuming all twelve million shares offered by this prospectus are sold, Invicta Group would have 46,322,200 shares issued and outstanding. Each of the common shares has the following rights:

1. To receive its equal share of dividends when the board decides to declare them from Invicta Group's funds which can be legally used to pay dividends;

2. To receive its equal share of assets in a liquidation, dissolution or winding up of Invicta Group's affairs, after payment of all debts; and

3. To one vote on election of each director and each other matter submitted to a vote of stockholders. Stockholders do not have cumulative voting rights.

     The common stock does not carry a pre-emptive right to purchase additional common stock in the event Invicta Group issues more common stock or the right to convert into any other type of security Invicta Group may issue in the future. Invicta Group is not required to and has not set up any fund to repurchase its common stock. The shares of common stock now outstanding are fully paid, duly authorized and are legal issued and are not assessable.

PREFERRED STOCK
---------------

     The board of directors is authorized to determine, without stockholder approval, the designations, rights, preferences, powers and limitations of Invicta Group's 10,000,000 shares of authorized preferred stock immediately prior to issuance of any preferred shares. Invicta Group has not issued any preferred shares.

TRANSFER AGENT AND REGISTRAR
----------------------------

     The transfer agent and registrar for Invicta Group's common stock is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, FL 33321.


                MARKET FOR THE SHARES, DIVIDENDS ON COMMON STOCK
                        AND RELATED STOCKHOLDER MATTERS
28

Market for the Shares:
-----------------------

     Invicta Group's common stock quoted on the OTC Bulletin Board under the trading symbol of "IVGA". Quotations began on October 26, 2003. The high and low bid quotations for Invicta between that date and the date of this prospectus have been $.45 and $.04 per share. These quotations are inter-dealer quotations without retail markup, markdown or commissions and may not represent actual transactions.

     Invicta Group's common stock is owned of record by approximately seventy-seven individual holders. Invicta Group does not have any shares subject to outstanding options or warrants or issuable on conversion of securities. Invicta Group has 24,000,000 shares issued and outstanding that may be sold in the future pursuant to Rule 144 under the Securities Act, including the 7,732,200 shares proposed to be sold to the public under another prospectus. The balance of twenty-four million shares is entirely owned by Invicta Group's directors and officers and by Innovapp. See, "Principal Stockholders". Invicta Group does not have an obligation to register any of the balance of these shares. See Risk Factors".

     The offering price for the shares offered by Invicta was arbitrarily determined by Invicta Group and does not bear any relationship to Invicta Group's assets, earnings, book value or any other recognized criterion of value. The price at which the shares are actually sold is expected to be determined by negotiation between the buyer and Invicta Group based on then current market price, provided that the actual price must be withing plus or minus ten percent of the offering price. The offering price is not an indication of and is not based upon Invicta Group's actual value, and should not be regarded as an indicator or the future market price for its shares.

     Invicta Group have never paid cash dividends on its common stock. Invicta Group intend to keep future earnings, if any, to finance the expansion of its business, and it does not anticipate that any cash dividends will be paid in the foreseeable future. Invicta Group's future payment of dividends will depend on its earnings, capital requirements, expansion plans, financial condition and other relevant factors. The board of directors has the sole authority to declare dividends.

                      PLAN OF DISTIBUTION BY INVICTA GROUP

By Invicta Group -

     Invicta Group is offering twelve million shares of its common stock in a self-underwritten public offering. These shares will be offered by its officers and directors, as part of their normal duties, who will not be compensated for making such sales, apart from their executive salaries. None of the directors and officers have ever been affiliated with or employed by a securities broker-dealer. Invicta Group may also sell shares outside the United States in the event the opportunity arises to make foreign sales.
29

     Invicta Group plans to sell the shares directly to investors at a price of $.11 per share. Invicta Group intends to use advertising and other means of public communication, including an explanation on its web sites of how to obtain a prospectus. Invicta Group will receive the net proceeds from the sale of the twelve million shares. There is no assurance Invicta Group will be able sell all or any of these shares. Invicta Group may also issue shares as consideration for acquisitions or as compensation for services. Invicta Group plans to engage a securities broker-dealer to act as an underwriter. At the date of this prospectus, Invicta Group does not have any agreement, arrangement or understanding with any securities broker-dealer regarding distribution of the shares and there is no assurance it will be able to obtain an underwriter for the shares. In the event Invicta Group is able to engage an underwriter, Invicta Group will be obligated to amend this prospectus to identify the underwriter and disclose the terms of the underwriter's compensation and disclose any change in the plan of distribution. If Invicta Group is successful in engaging an underwriter, it will be required to amend this prospectus to set forth the terms of the engagement.

By  selling  security  holders  -

     The selling security holders are offering 2,715,000 shares of Invicta Group's common stock under this prospectus. Invicta Group does not have any plan, agreement or understanding with the selling security holders regarding the coordination of its offering with theirs. In the event any of the selling security holders is able to engage an underwriter, Invicta Group will be obligated to amend this prospectus to identify the underwriter and disclose the terms of the underwriter's compensation and disclose any change in the plan of distribution.

     The selling security holders may sell the shares from time to time directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers. Invicta Group does not expect these discounts, concessions or commissions to be in excess of those customary in the types of transactions involved. Invicta Group will not receive any proceeds from the sale of the shares by selling security holders.

     The shares may be sold in one or more transactions at then prevailing market prices at the time of sale, at prices related to prevailing market prices, a varying prices determined at the time of sale, or at negotiated prices. These sales may be in transactions, which may involve crosses or block transactions:

-    On  the  OTC  Bulletin  Board  or  in  the  over-the-counter  market.
- In transactions other than the OTC Bulletin Board or in the over-the-counter market.
- Through the writing of options, whether the options are listed on an options exchange or otherwise;
- Through the settlement of short sales made after the effective date of this prospectus.

     In connection with the sale of the shares, or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling security holders may also sell Invicta Group's common stock short, provided the sale is not made before the effective date of this prospectus, and deliver the shares to cover to close out their short positions, or loan or pledge their shares to broker-dealers who in turn may sell the shares.

     The aggregate proceeds to the selling security holders from the sale of the shares offered by them will be the purchase price of the shares less discounts, concessions and commissions, if any. The selling security holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.
30

     In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed securities brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and has been complied with.

     The selling security holders and any underwriters, broker-dealers or agents who participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, concessions, commissions or profit they earn on any re-sales of the shares may be underwriting discounts or commissions under the Securities Act. Selling security holders and their agents who are "underwriters" within the meaning of
Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Act. Invicta Group has advised the selling security holders that they or persons acting on their behalf are required to deliver a copy of this prospectus when making sales of the shares.

     In addition, any shares covered by this prospectus which also qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling security holders may transfer, devise or gift his shares by other means not described in this prospectus.

     To the extent required, the specific shares to be sold, the purchase prices and the public offering prices, the name of any agent, dealer or underwriter and any applicable discounts or commissions with respect to a particular offer or sale will be set forth in accompanying prospectus supplement or, if appropriate, in a post-effective amendment to the registration statement of which this prospectus is a part.

     This offering of the shares for resale by the selling security holders will begin on the date of this prospectus and continue as long as this prospectus is in effect or until the selling security holders have sold all of their shares, whichever occurs first. If required, Invicta Group will distribute a supplement to this prospectus or amend the registration statement of which this prospectus is a part to describe material changes to the terms of the offering.

     Invicta Group's is paying all of the costs for registering the shares for resale by the selling security holders. These expenses include the SEC's filing fees and filing fees under state securities or "blue sky" laws. The selling security holders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with their resale of the shares.

REGULATION  M  APPLIES  TO  THE  SELLING  SECURITY  HOLDERS:

     Invicta Group has informed the selling security holders that a selling security holder, a group of selling security holders acting together, and family members of selling security holders should not place any bid for, purchase or attempt to purchase, directly or indirectly, any of Invicta Group's common shares in the public market before he, or all of them in the case of a group, have sold all of Invicta Group's shares he or she is entitled to sell under this prospectus. Also, the selling security holders should not attempt to convince anyone else to bid for or purchase Invicta Group's common stock in the public market before he has sold all of his shares covered by this prospectus. To do so may violate Regulation M under the Securities Exchange Act. Any person who, directly or indirectly, bids for or effects any purchase of the common stock for the purpose of pegging, fixing or maintaining the price of Invicta Group's common shares, practices known as "stabilizing", may violate Regulation M if the action does not comply with Regulation M. Furthermore, no person should engage in any activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.
31

                            SELLING SECURITY HOLDERS

     This prospectus covers the resale of 2,715,000 shares of Invicta Group's common stock. None of the selling security holders are affiliated with Invicta
Group, except Messrs. Forhan, Scott and Morris. Mr. Forhan is Invicta Group's Chief Executive Officer, Mr. Scott is Invicta Group's Chief Operating Officer and Mr. Morris is Invicta Group's securities counsel.

     The following table sets forth the name of each selling security holder who is not a director, officer or affiliate of Invicta Group and the number or shares of common stock beneficially owned by each selling security holder, all of which is included for sale in this prospectus and which in every case represents less than one percent of the total issued and outstanding common stock, unless otherwise indicated. Assuming the sale of all the shares offered by each selling security holder, none of them will own any of Invicta Group's shares at the conclusion of the offering.



                                           Number of       Number of
Name                                       Shares Owned    Shares Offered
-----                                      ------------    --------------

Mark Brillant                               10,000          10,000
Eric Cheshire                               50,000          50,000
Tom Davis                                  100,000         100,000
Certified Financial Consultants, Inc.      350,000         350,000
Bernie Gilman                              750,000         750,000
Innovapp, Inc. (Henry Marentes)            200,000         200,000
Charles Moskowitz                          100,000         100,000
Louis Katz                                 125,000         125,000
U.S. Capital Partners, Inc.                250,000         250,000



     The following table sets forth the name of each selling security holder who is a director, officer or affiliate of Invicta Group, his position with Invicta Group, the number or shares of common stock beneficially he owns, the number of shares included for sale in this prospectus and the number of shares included for sale in a separate prospectus, the number of shares to be owned assuming the sale of all the shares offered and the percentage of the total issued and outstanding common stock he or she will own, assuming the sale of all the shares offered. The percentages assume the sale of the twelve million shares offered by Invicta Group under this prospectus. None of these selling security holders has informed Invicta Group that he or she has any agreements, arrangements or understandings for the sale of his or her shares. All expenses of the registration of the common stock on behalf of the selling security holders are being borne by Invicta Group.


                                                                   Percentage
Name/Position                 Shares Owned     Shares Offered      After Sale
-------------                 ------------     --------------      ----------

William Forhan                 11,000,000            250,000          22.00
Chief Executive Officer

Jackson L. Morris                 150,000            150,000          none
Securities Counsel (1)

David Scott                     6,500,000            380,000          12.57
Chief Operating Officer

32

(1)  Mr.  Morris  disclaims  that  he  is  an  affiliate  of  Invicta  Group.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for Invicta Group by Jackson L. Morris, Esq., an attorney in Tampa, Florida. Mr. Morris is the owner of 150,000 shares of Invicta Group's shares, issued for services, which Mr. Morris is offering for sale pursuant to this prospectus.

                                    EXPERTS

     The consolidated financial statements of Invicta Group at December 31, 2001 and 2002 and for the years then ended, appearing in this prospectus and registration statement have been audited by Dreslin Financial Services, independent auditors, Seminole, Florida as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Invicta Group has filed a registration statement containing this prospectus, other information and documents referred to in this prospectus with the Securities and Exchange Commission. You may read and copy this registration statement at the Commission's public reference room located at 450 Fifth Street, N.W. in Washington, D.C. You can request copies of these documents by writing to the Commission and paying a fee for the copying costs. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Invicta Group's filings are also available on the Commission's Web site at http://www.sec.gov.


                               INVICTA GROUP INC.
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  2003
                                                               ----------
                                        ASSETS
Current assets:
   Cash and cash equivalents                                   $    7,687
   Accounts Receivable                                             10,190
   Notes Receivable                                                 5,500
                                                               ----------
      Total current assets                                         23,377
                                                               ----------

Property and equipment, net of accumulated depreciation
  of $13,256, and $21,466.                                          7,232

Other assets:
   Intangible assets, net of accumulated
     amortization of $ 35,609 and $79,109.                        183,490
                                                               ----------
                                                               $  214,099
                                                               ==========

                         LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
   Accounts payable                                            $    8,013
   Notes payable                                                  117,107
   Loans from shareholders - current portion                      107,000
   Deferred officer compensation                                  526,792
                                                               ----------
      Total current liabilities                                   758,912
                                                               ----------


Long-term debt
   Loans from shareholders  - long term portion                   254,071
   Convertible Debenture                                           25,000

Shareholder's equity:
   Common stock, par value $ .001, 90,000,000 shares
     authorized, 31,732,200 issued and outstanding                 31,732

   Additional paid in capital                                     499,322
   Retained earnings                                           (1,354,938)
                                                               ----------
      Total shareholder's equity                                 (823,884)
                                                               ----------
                                                               $  214,099
                                                               ==========



                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                         NINE MONTHS   NINE MONTHS     QUARTER       QUARTER
                            ENDING        ENDING        ENDING        ENDING
                         SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                            2002          2003          2002          2003
                         ----------    ----------    ----------    ----------

Revenues earned          $    9,833    $   14,906    $    8,791    $    1,480

Selling, general, and
  Administrative expenses   311,258       425,103       138,776       147,191
                         ----------    ----------    ----------    ----------

Operating loss             (301,425)     (410,197)     (129,985)     (145,711)

NET LOSS                   (301,425)     (410,197)     (129,985)     (145,711)
                         ==========    ==========    ==========    ==========

Net loss per share      ($    0.010)  ($    0.013)  ($    0.004)  ($    0.005)
                         ==========    ==========    ==========    ==========

Weighted average shares
  outstanding            30,085,200    31,732,200    30,085,200    31,732,200



                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)


                                                 NINE MONTHS    NINE MONTHS
                                                   ENDING         ENDING
                                                 SEPTEMBER 30,  SEPTEMBER 30,
                                                    2002           2003
                                                 ----------     ----------
Cash flows from operating activities:
   Net income                                    $ (301,425)    $ (410,197)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation & amortization                    24,040         38,400
      Stock issued for services
      Changes in assets and liabilities:
         Accounts receivable and prepaid expenses    30,000         24,310
         Accrued expenses                           165,000        262,000
         Accounts payable & accrued liabilities       7,227        (30,455)
                                                 ----------     ----------
                                                    (75,158)      (115,942)
                                                 ----------     ----------

Cash flows used in investing activities:
   Capital asset expenditures                                         (600)

Cash flows used in financing activities:
   Proceeds from long term debt                      16,200        196,103
   Proceeds from sale of comon stock                 82,500            800
   Payments on long term debt                       (26,136)       (77,202)
                                                 ----------     ----------
                                                     72,564        119,701
                                                 ----------     ----------

Net change in cash and cash equivalents              (2,594)         3,159

Cash and cash equivalents, beginning of period
                                                      5,579          4,528
                                                 ----------     ----------

Cash and cash equivalents, end of period         $    2,985     $    7,687
                                                 ==========     ==========

SUPPLEMENTAL DISCLOSURE:
   Interest expense paid                         $        0     $        0
                                                 ==========     ==========


                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDING SEPTEMBER 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
------------
The  Company  was  organized June 1, 2000 under the laws of the State of Nevada.
The Company specializes in the travel and entertainment industry, and is focusing on the acquisition of various travel and entertainment entities, operating as independent entities, and capitalizing on marketing and operational efficiencies.

On  July  2,  2002,  at  a meeting of the Board of Directors, the Board approved amending its Articles of Incorporation. These amendments were approved by a majority vote of the stockholders. The Company authorized changing its common stock authorized, 1000 shares, $0.01 par value, to 90,000,000 shares, common stock par value $0.001. Additionally, the Company authorized 10,000,000 Preferred shares.

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the company and the following wholly owned subsidiary. All material inter-company transactions have been eliminated.



Subsidiary's Name                   Business Activity
-----------------                   -----------------

Casino Rated Players, Inc.          Casino representative company offering
--------------------------
                                    comp rooms to rated players.  The Company
                                    revenues are a percentage of the amount of
                                    income the Casino earns from the rated
                                    player. The Casino tracks the play of the
                                    rated player to determine its gross income,
                                    and the Company then is paid its contractual
                                    percentage based on that income, realized at
                                    the time of play.


Basis of Accounting
-------------------
The accompanying consolidated financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

Fixed assets
------------
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)


Estimated useful lives are as follows:

                    Furniture                7 years
                    Office equipment         5 years


Income taxes
------------
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to incurring losses since inception. The net losses of approximately $590,000 can be carried forward to offset future taxable income. The net operating loss carry-forward begin expiring in 2017.

Intangible assets
-----------------
The Company assesses long-lived assets for impairment under FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Net income per share
--------------------
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Net loss per share was computed based on the weighted average number of shares outstanding during the periods presented.

NOTE 2: MANAGEMENT PLANS REGARDING LIQUIDITY AND OPERATIONS

The Company's management is currently attempting to market and sell the Company's common shares to individual investors in order to provide cash for continuing operations, and to fund acquisitions.

If the Company is unable to market and sell it shares of stock, it is unlikely that the Company will be able to continue to fund operations from existing revenues. Management believes these efforts will allow the Company to become profitable, and allow it to continue as a going concern, however; there can be no assurances to that effect.

NOTE 3: ACQUISITION OF BUSINESSES

Casino Rated Players, Inc.
--------------------------
On July 15, 2002, the Company acquired all of the common stock of Casino Rated Players, Inc. in exchange for 14,151,000 restricted shares of the Company's stock with a calculated value of $.005 per share resulting in a total purchase price of $70,755.

Based on the resulting outstanding shares of the Company at the conclusion of the transaction, the former shareholders of Casino Rated Players Inc.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

NOTE 3: ACQUISITION OF BUSINESSES (CONTINUED)

held a majority voting position in the combined company. Accordingly, based on the criteria of SFAS 141, the acquisition was accounted for as a reverse acquisition. All assets of Invicta Group, Inc. were recorded at fair market value, and all assets and liabilities of Casino Rated Players have been recorded at historical cost. The transaction resulted in a reduction of paid in capital and retained earnings of $356,965 to account for the elimination of the accumulated deficit of Invicta Group, Inc. and the elimination for the outstanding common stock of Casino Rated Players, Inc.

The following pro forma information is presented as required by SFAS 141 regarding the presentation of any period present in the financial statements. The following selected financial information is presented as if the transaction has occurred at the beginning of each period presented, and the operations were consolidated.


                                        NINE MONTHS ENDED SEPTEMBER 30
                                             2003             2002
                                        ------------------------------

Gross Revenues                            $  8,791        $  1,480

Net Income                               ($129,985)      ($145,711)

Earnings Per Share                           (.004)           (005)


NOTE 4: PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is carried at cost. The cost and related accumulated depreciation as of September 30, 2003 is summarized as follows:


     Office furniture and equipment                          $28,698

     Less accumulated depreciation and amortization          $21,466
                                                             -------

     Total                                                   $ 7,232
                                                             =======


                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

NOTE 5: OPERATING LEASES

The Company leases office space for its operations on a month-to-month basis at $800 per month.

Rent expense for the quarter ended September 30, 2003 and the nine months ended September 30, 2002 was $2,400, and $2,400 respectively.

NOTE 6: INTANGIBLE ASSETS

Intangible assets consist of the following:

                          Software                                    $100,000
                          Web-Site Development                         117,658
                          Client List                                   44,941
                                                                      --------
                          Total                                        262,599

                          Less Accumulated Amortization                 79,109
                                                                      --------
                                                                      $183,490
                                                                      ========

The company amortizes intangible assets using the straight-line method over a 5-year period for software, and a 7-year period for both web-site development, and client list.

NOTE 7: DEFERRED OFFICER COMPENSATION

Amounts accrued for officer salaries, are based on the standard monthly officer salary. The deferred amounts are non-interest bearing. The Company intends to pay the deferred amounts from cash flow generated from operations. The Company intends to make payments on the deferred compensation balances when it has successfully raised $1,000,000 with its intended stock offering. Payments will be amortized over 18 months.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

NOTE 8: LONG TERM DEBT


Long term debt consist of the following:

        Notes Payable - 90-day notes with an annual
        --------------
        Interest rate of 6%.  The notes automatically
        Renew at the end of the 90-day period until
        Paid.                                                 $117,107

        Loans from shareholders - notes with a
        -----------------------
        zero interest rate - payable in monthly
        payments over 18 months provided the
        Company is successful in selling a minimum
        of $1,000,000 of the Company's common stock.          $361,071
                                                              --------

     Total long-term debt                                      478,178
     Less current maturities                                   224,107
                                                              --------
     Total long-term debt, less current maturities            $254,071
                                                              ========

     Scheduled long-term debt maturities as of September 30, 2003 are as follows:
     2003          $224,107
     2004           254,071
                   --------

                   $468,178
                   ========


NOTE 9: CONVERTIBLE DEBENTURE

Convertible Debenture - Issued on August 7,2003 the debenture is for a term of 5 months with interest at 10% annual and is convertible at $.30 per share. The debenture expires on December 31, 2003.

NOTE 10: FAIR VALUES OF FINANCIAL INSTRUMENTS

All financial instruments are held or issued for purposes other than trading. The carrying amount of cash, accounts receivable, accounts payable and other current liabilities approximates fair value because of their short maturity. The carrying amount of notes payable, related party notes payable, convertible debentures, and capital lease obligations approximates their fair value based on current market interest rates offered by the company.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                  (UNAUDITED)

NOTE 11: RELATED PARTY TRANSACTIONS

The company has received various short-term advances from one of its primary shareholders. There is no interest on these advances. The Company intends to make payments on the shareholder advances when it has successfully raised $1,000,000 with its intended stock offering. Payments will be amortized over 18 months.

NOTE 12: INNOVAPP SOFTWARE PURCHASE

On July 28,2002 the Company acquired a unique proprietary software called "on the fly faring" from Innovapp. The software allows the Company to compare airfare prices from multiple sources on both the internet and major airline booking systems, allowing the Company to mark up or down fares in order to receive the best possible yield on tickets sold.

The software was acquired for two million shares of the Company's common stock, plus a royalty fee of 10% on sales of licensing agreements over the next five years. The shares were valued at $.05 per share, resulting in an effective purchase price of $100,000. The software is amortized ratably over a 5-year period.

Dreslin Financial Services
7985 113th Street, Suite 220
Seminole, Florida 33772
(727) 393-7439
                          Independent Auditor's Report

The Board of Directors and Shareholders of
Invicta Group Inc.

We have audited the accompanying consolidated balance sheets of Invicta Group Inc. and subsidiaries as of December 31, 2001, and December 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Invicta Group Inc. and subsidiaries as of December 31, 2001 and December 31, 2002 and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred significant losses from operations, and because of these losses, the Company has a working capital deficiency, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Dreslin Financial Services
------------------------------
Dreslin Financial Services
Seminole, Florida
April 4, 2003, except for Note 13, as
To which the date July 11, 2003



                               INVICTA GROUP INC.
                           CONSOLIDATED BALANCE SHEET

                                                                  RESTATED
                                                 DECEMBER 31,    DECEMBER 31,
                                                    2001            2002
                                                --------------  --------------
                                     ASSETS


Current assets:
   Cash and cash equivalents                    $       5,579   $       4,528
   Stock subscription receivable                                $      40,000
   Prepaid expenses                                    30,000
                                                --------------  --------------
                    Total current assets               35,579          44,528
                                                --------------  --------------

Property and equipment, net of accumulated             17,542          12,632
      depreciation of $5,615, and $15,466. (note 5)

Other assets:
   Intangible assets, net of accumulated
      amortization of $21,405 and $46,709.            140,894         215,890
                                                --------------  --------------
                                                $     194,015   $     273,050
                                                ==============  ==============

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued liabilities     $       5,066   $      14,922
   Loans from shareholders - current portion
      (note 8)                                        332,149         107,000
   Deferred officer compensation (note 7)             465,000         342,000
                                                --------------  --------------
                    Total current liabilities         802,215         463,922
                                                --------------  --------------

Long-term debt
   Loans from shareholders  - long term portion
      (note 8)                                                        213,671
   Convertible Debenture (note 9)                      10,000          10,000

Shareholder's equity:
   Common stock, par value $.001, 90,000,000 shares    12,901          31,717
      authorized, 31,717,200 issued and outstanding
   Additional paid in capital                         273,652         498,530
   Retained earnings                                 (904,753)       (944,790)
                                                --------------  --------------
                    Total shareholder's equity       (618,200)       (414,543)
                                                --------------  --------------
                                                $     194,015   $     273,050
                                                ==============  ==============




                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  RESTATED
                                                 YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,
                                                    2001            2002
                                               --------------  --------------


Commissions earned.                            $      33,315   $       8,245

Selling, general, and administrative expenses        428,195         548,282
                                               --------------  --------------

Operating loss                                      (394,880)       (540,037)

NET LOSS                                            (394,880)       (540,037)
                                               ==============  ==============

Net loss per share                                   ($0.033)        ($0.032)
                                               ==============  ==============

Weighted average shares outstanding               11,934,000      16,642,200




                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  RESTATED
                                                  YEAR ENDED      YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,
                                                    2001            2002
                                                --------------  --------------

Cash flows from operating activities:
   Net income                                       ($398,120)      ($540,037)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation & amortization                      20,785          22,130
      Stock issued for services                        28,000         121,198
      Changes in assets and liabilities:
         Accounts receivable                           39,536
         Prepaid expenses                              (6,000)         30,000
         Accounts payable and accrued expenses        208,619         278,830
                                                --------------  --------------
                                                     (107,180)        (87,879)
                                                --------------  --------------

Cash flows used in investing activities:
   Capital asset expenditures                         (58,801)

Cash flows used in financing activities:
   Proceeds from long term debt                        11,101          13,200
   Proceeds from sale of common stock                 177,728         137,905
   Payments on long term debt                         (36,000)        (64,277)
                                                --------------  --------------
                                                      152,829          86,828
                                                --------------  --------------

Net change in cash and cash equivalents               (13,152)         (1,051)

Cash and cash equivalents, beginning of year           18,731           5,579
                                                --------------  --------------
Cash and cash equivalents, end of year          $       5,579   $       4,528
                                                ==============  ==============

SUPPLEMENTAL DISCLOSURE:
Interest expense paid                           $           0   $           0
                                                ==============  ==============


                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
------------
The  Company  was  organized June 1, 2000 under the laws of the State of Nevada.
The Company specializes in the travel and entertainment industry, and is focusing on the acquisition of various travel and entertainment entities, operating as independent entities, and capitalizing on marketing and operational efficiencies.

On  July  2,  2002,  at  a meeting of the Board of Directors, the Board approved amending its Articles of Incorporation. These amendments were approved by a majority vote of the stockholders. The Company authorized changing its common stock authorized, 1000 shares, $0.01 par value, to 90,000,000 shares, common stock par value $0.001. Additionally, the Company authorized 10,000,000 Preferred shares.

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the company and the following wholly owned subsidiary. All material inter-company transactions have been eliminated.


Subsidiary's Name                   Business Activity
-----------------                   -----------------

CASINO RATED PLAYERS, INC.          Casino representative company offering
                                    comp rooms to rated players.  The Company
                                    revenues are a percentage of the amount of
                                    income the Casino earns from the rated
                                    player. The Casino tracks the play of the
                                    rated player to determine its gross income,
                                    and the Company then is paid its contractual
                                    percentage based on that income, realized at
                                    the time of play.


Basis of Accounting
-------------------
The accompanying consolidated financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

Fixed assets
------------
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.


Estimated useful lives are as follows:

                    Furniture                 7 years
                    Office equipment          5 years


                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Income taxes
------------
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to incurring losses since inception. The net losses of approximately $455,000 can be carried forward to offset future taxable income. The net operating loss carry-forward begin expiring in 2017.

Revenue recognition
-------------------
The Company derives its revenue from the commissions earned from travel suppliers, and on the direct sale of travel related products. Revenue is recognized upon the receipt of the commission.

Intangible assets
-----------------
The Company assesses long-lived assets for impairment under FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Net income per share
--------------------
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Net loss per share was computed based on the weighted average number of shares outstanding during the periods presented.

NOTE 2: MANAGEMENT PLANS REGARDING LIQUIDITY AND OPERATIONS

The Company's management is currently attempting to market and sell the Company's common shares to individual investors in order to provide cash for continuing operations, and to fund acquisitions.

If the Company is unable to market and sell it shares of stock, it is unlikely that the Company will be able to continue to fund operations from existing revenues. Management believes these efforts will allow the Company to become profitable, and allow it to continue as a going concern, however; there can be no assurances to that effect.

NOTE 3: STOCK SUBSCRIPTION RECEIVABLE

The Company entered into an agreement for the sale of 500,000 shares of its common stock on December 23, 2002 for a sum of $50,000. The Company received a payment of $10,000 with the agreement, and recorded a receivable for the balance of $40,000. The Company has collected the entire amount of the subscription receivable.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: ACQUISITION OF BUSINESSES

Casino Rated Players, Inc.
--------------------------
On July 15, 2002, the Company acquired all of the common stock of Casino Rated Players, Inc. in exchange for 14,151,000 restricted shares of the Company's stock, including 1,000,000 shares as payment for $500,000 of deferred officers compensation on the books of Casino Rated Players, Inc. The calculated per share value of $.005 per share resulted in a total purchase price of $70,755, and the reduction of $500,000 of the outstanding liabilities were recorded as a reduction to retained earnings.

Based on the resulting outstanding shares of the Company at the conclusion of the transaction, the former shareholders of Casino Rated Players, Inc. held a majority voting position in the combined company. Accordingly, based on the criteria of SFAS 141, the acquisition was accounted for as a reverse acquisition. All assets of Invicta Group, Inc. were recorded at fair market value, and all assets and liabilities of Casino Rated Players have been recorded at historical cost. The transaction resulted in a reduction of paid in capital of $202,105 to account for the elimination of the accumulated deficit of Invicta Group, Inc. and the elimination for the outstanding common stock of Casino Rated Players, Inc.

The following pro forma information is presented as required by SFAS 141 regarding the presentation of any period present in the financial statements. The following selected financial information is presented as if the transaction has occurred at the beginning of each period presented, and the operations were consolidated.



                                             2002           2001
                                         --------------------------


Gross Revenues                             $12,316      $   41,930

Net Income                               ($611,999)      ($441,722)

Earnings Per Share                           (.021)          (.028)


NOTE 5: PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is carried at cost. The cost and related accumulated depreciation as of December 31, 2002 is summarized as follows:


     Office furniture and equipment                          $28,098

     Less accumulated depreciation and amortization           15,466
                                                             -------

     Total                                                   $12,632
                                                             =======


                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: INTANGIBLE ASSETS

Intangible assets consist of the following:

                          Software                                    $100,000
                          Web-Site Development                         117,658
                          Client List                                   44,941
                                                                      --------
                          Total                                        262,599

                          Less Accumulated Amortization                 46,709
                                                                      --------
                                                                      $215,890
                                                                      ========

The company amortizes intangible assets using the straight-line method over a 5-year period for software, and a 7-year period for both web-site development, and client list.

NOTE 7: OPERATING LEASES

The Company leases office space for its operations on a month-to-month basis at $800 per month.

Rent expense for the year ended December 31, 2001 and the year ended December 30, 2002 was $3,200, and $9,800 respectively.

NOTE 8: DEFERRED OFFICER COMPENSATION

Amounts accrued for officer salaries, based on the standard monthly officer salary. The deferred amounts are non-interest bearing. The Company intends to pay the deferred amounts from cash flow generated from operations. The Company intends to make payments on the deferred compensation balances when it has successfully raised $1,000,000 with its intended stock offering. Payments will be amortized over 18 months.

NOTE 9: LONG TERM DEBT


Long term debt consist of the following:

     Loans from shareholders - notes with a
       zero interest rate - payable in monthly
       payments over 18 months provided the
       Company is successful in selling a minimum
       of $1,000,000 of the Company's common stock.          $320,671
                                                             --------

     Total long-term debt                                     320,671
     Less current maturities                                  107,000
                                                             --------
     Total long-term debt, less current maturities           $213,671
                                                             ========

     Scheduled long-term debt maturities as of December 31, 2002 are as follows:
     2003          $107,000
     2004           213,671
                   --------

                   $320,671
                   ========


NOTE 10: CONVERTIBLE DEBENTURE

Convertible Debenture - Issued in return for marketing services performed. The debenture, issued on July 1, 2001, is for a term of three years with interest at 7% and is convertible at $.50 per share. The debenture expires on July 1, 2003.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11: FAIR VALUES OF FINANCIAL INSTRUMENTS

All financial instruments are held or issued for purposes other than trading. The carrying amount of cash, accounts receivable, accounts payable and other current liabilities approximates fair value because of their short maturity. The carrying amount of notes payable, related party notes payable, convertible debentures, and capital lease obligations approximates their fair value based on current market interest rates offered by the company

NOTE 12: RELATED PARTY TRANSACTIONS

The company has received various short-term advances from one of its primary shareholders. There is no interest on these advances. The Company intends to make payments on the shareholder advances when it has successfully raised $1,000,000 with its intended stock offering. Payments will be amortized over 18 months.

NOTE 13: INNOVAPP SOFTWARE PURCHASE

In July 2002, the Company acquired a unique proprietary software called "on the fly faring" from Innovapp. The software allows the Company to compare airfare prices from multiple sources on both the internet and major airline booking systems, allowing the Company to mark up or down fares in order to receive the best possible yield on tickets sold.

The software was acquired for two million shares of the Company's common stock, plus a royalty fee of 10% on sales of licensing agreements over the next five years. The shares were valued at $.05 per share, resulting in an effective purchase price of $100,000. The software is amortized ratably over a 5-year period.

NOTE 14: RESTATEMENT

The balance sheet was restated for year-end 2002 to properly account for the acquisition of Casino Rated Players, Inc. as a reverse acquisition instead of a purchase as originally reported. The income statement was restated to remove the write off of goodwill that was recorded as part of the purchase, then written off as an impaired asset.

The net loss for year-end 2002 as restated is ($540,037) reduced from ($754,798) after the effect of the removal of the written off impaired asset, and the effect of the operations of Casino Rated Players through July 15, 2002. Total shareholders equity was unchanged, as the effect of the reverse acquisition resulted in a reduction to additional paid in capital.

PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

The Nevada Statutes (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Nevada corporations. Invicta Group's Articles of Incorporation (the "Articles") and Bylaws provide that Invicta Group shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of Invicta Group in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require Invicta Group to indemnify the officers and directors of Invicta Group for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Invicta Group pursuant to the foregoing provisions, Invicta Group has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

The estimated expenses payable by Invicta Group in connection with the distribution of the securities being registered are as follows:



SEC Registration and Filing Fee      $   630.00
Legal Fees and Expenses*             $17,800.00
Accounting Fees and Expenses*        $ 8,900.00
Financial Printing*                  $   750.00
Transfer Agent Fees*                 $ 1,500.00
Blue Sky Fees and Expenses*          $ 2,000.00
Miscellaneous*                       $   920.00
                                     ----------
  TOTAL                              $32,500.00
                                     ==========


*    Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

On July 1, 2001, Invicta Group issued a total of 12,500,000 founders' shares to Mr. Scott and Ms. Henze, Invicta Group's Chief Operating officer/director/founder and Vice President, respectively. No commissions or other compensation was paid for the issue of these shares. These persons were fully familiar with Invicta Group's condition and prospects and the condition and prospects of Casino Rated Players, which Invicta Group acquired simultaneously with the issuance of these shares. A restrictive legend was placed on the certificates.

These transactions were exempt from the registration requirement of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act and the rules and regulations there under.

On July 15, 2002, Invicta Group issued 13,151,000 shares of common stock to all thirty-eight shareholders of Casino Rated Players, Inc. in exchange for all of the issued and outstanding shares of Casino Rated Players, Inc. and 1,000,000 to William Forhan for compensation accrued by Casino Rated Players, Inc. No commissions or other compensation was paid for the issue of these shares. Not only did these stockholders have information about Casino Rated Players, Invicta Group provided access to financial statements and other relevant information concerning Invicta Group. Invicta Group believes the shareholders had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction. A restrictive legend was placed on the certificates. This transaction was exempt from the registration requirement of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act and the rules and regulations there under.

On July 28, 2002, Invicta Group issued 2,000,000 shares of common stock to Innovapp Inc., as consideration for Invicta Group's purchase of the ontheflyfaring software. No commission or other compensation was paid on the issue of this stock. The board of directors of Innovapp Inc. had access to financial statements and other relevant information concerning Invicta Group. Invicta Group believes Innovapp had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction. A restrictive legend was place on the certificates. This transaction was exempt from the registration requirement of the Act by reason of Section 4(2) of the Act and the rules and regulations there under.

During the period from November 6, 2001 to the original filing date of this registration statement, Invicta Group issued 3,081,200 shares of common stock to thirty-seven persons, the proceeds of which were used for general working capital purposes. The prices at which the shares were issued ranged from $.10 to $1, with aggregate proceeds to Invicta Group of $188,700. Thirty-six investors were non-accredited and one was accredited. Invicta Group provided each of the purchasers with access to financial statements and other relevant information concerning Invicta Group. Invicta Group believes the investors had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction. A restrictive legend was placed on the certificates. This transaction was exempt from the registration requirement of the Act by reason of Rule 504 of Regulation D and Section 4(2) of the Act and the rules and regulations there under.

On December 12, 2003, Invicta Group issued a total of 2,580,000 shares of its common stock to eight individuals and two corporations, in each case the shares being issued in compensation for services. On that same date Invicta Group issued 10,000 shares to one individual in payment for computer equipment. Invicta Group directed each such person to its registrations and reports on file with the Commission for current information and financial statements. Invicta Group believes each such person had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction. A restrictive legend was placed on the certificates. These transactions were exempt from the registration requirement of the Act by reason of Section 4(2) of the Act and the rules and regulations there under.

     On December 12, 2003, Invicta Group sold 380,000 shares and 250,000 shares of its common stock to Mr. Scott and Mr. Forhan, respectively, who are its directors and officers. The price paid for the shares was $38,000 and $55,000, respectively, in the form of conversion of loans recently made to Invicta Group. A restrictive legend was placed on the certificates. These transactions were exempt from the registration requirement of the Act by reason of Section 4(2) of the Act and the rules and regulations there under.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------


Exhibit No    Description of Document
----------    -----------------------

3.1(a)        Articles of Incorporation of Invicta Group Inc.*
3.1(b)        Articles of Amendment*
3.2           Bylaws*
5.1           Opinion and Consent of The Business Law Group
10.1          2002 Equity Compensation Plan*
10.2          Employment Agreement between Invicta Group and
              William G. Forhan*
10.3          Employment Agreement between Invicta Group and R. David Scott*
10.4          Employment Agreement between Invicta Group and Mercedes Henze*
10.5          Lease for Miami Beach, Florida Office*
10.6          Stock Purchase Agreement for the Shares of Casino Rated
              Players. Inc.*
10.7          Asset Purchase Agreement with Innovapp Inc.*
10.8          Promissory Note to William G. Forhan*
10.9          Notice of Termination of Consulting Agreement with Frank
              Pinizzotto*
10.10         Agreement with ANC Rental Corporation regarding Alamo Car Rental*
10.11         CNG Group Agreement*
22            Subsidiaries of the Registrant*
23.1          Consent of The Business Law Group, included in Exhibit 5
23.2          Consent of Dreslin Financial Services


* Indicates previously filed in a Registration on Form SB-2, Commission File No. 333-102555


ITEM 28. UNDERTAKINGS
---------------------

The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and;

     (iii) Include any additional or changed material information on the plan of distribution.

Provided, However, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered , and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Beach, Florida on February 3, 2004.

                               INVICTA GROUP INC.


By:  /s/ William G. Forhan
     ---------------------
     William G. Forhan,
     Chief Executive Officer and President


By:  /s/ Richard David Scott
     -----------------------
     Richard David Scott
     Chief Operating Officer, Principal Financial and
     Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                     DATE
---------                   -----------------------       ---------------

/s/ William G. Forhan       Chief Executive Officer,      February 3, 2004
---------------------
William G. Forhan           President and Director

/s/ Richard David Scott     Chief Operating Officer,      February 3, 2004
-----------------------
Richard David Scott         Principal Accounting and
                            Financial Officer and Director